As filed with the Securities and Exchange Commission on April ___, 2002

Registration No. 333-86266

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IDEAL ACCENTS, INC. (Name of small business issuer in its charter)

FL (State or jurisdiction of incorporation or organization)	5013 (Primary Standard Industrial Classification Code Number)	65-0888146 (I.R.S. Employer Identification No.)

IDEAL ACCENTS, INC.
10200 W. Eight Mile, Ferndale, Michigan 48220
(248-542-1100)
(Name address and telephone number of principal executive offices)

Joseph O'Connor
c/o Ideal Accents, Inc.
10200 W. Eight Mile
Ferndale, MI 48220
(248) 542-1100
(Name address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED __________________, 2002

Ideal Accents, Inc.
a Development Stage Company

4,487,755 shares of Common Stock

 The registration statement, of which this prospectus is part, relates to the offer for sale of 4,487,755 shares of our Common Stock by holders of these securities, referred to as Selling Shareholders throughout this document.

We will not receive any proceeds from the sale of shares by the Selling Shareholders.

Our Common Stock is not listed on any national securities exchange or the NASDAQ stock market.

The Selling Shareholders may offer their shares at any price. We will pay all expenses of registering the securities.

These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. SEE RISK FACTORS BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this preliminary prospectus is April 10, 2002

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

TABLE OF CONTENTS

Part 1 - Prospectus Information Page
1.	Summary Information	4
2.	Financial Summary Information	5
3.	The Registration	6
4.	Offering Price of The Shares	6
5.	Trading Symbol	6
6.	Risk Factors	6
7.	Use of Proceeds	9
8.	Determination of Offering Prices	9
9.	Dilution	9
10.	Selling Shareholders	9
11.	Plan of Distribution	14
12.	Legal Proceedings	15
13.	Directors, Executives, Officers, Promoters and Control Persons	15
14.	Security Ownership of Certain Beneficial Owners and Management	18
15.	Description of Securities	19
16.	Interest of Experts and Counsel	22
17.	Indemnification of Directors	22
18.	Organization Within Last Five Years	22
19.	Our Business	22
20.	Management's Discussion and Analysis of Financial Conditions and Results of Operations	28
21.	Description of Property	32
22.	Certain Relationships and Related Transactions	32
23.	Subsequent Event	32
24.	Market for Common Equity and Related Stockholder Matters	32
25.	Executive Compensation	33
26.	Legal Matters	34
27.	Financial Statements	35
	Table of Contents	36
	Independent Auditor's Report	F1
	Consolidated Balance Sheets at December 31, 2001 and 2000	F2
	Consolidated Statements of Changes in Stockholders' Equity (Deficit) for the Years Ended December 31, 2001 and 2000	F3
	Consolidated Statements of Operations for the Years Ended December, 31 2001 & 2000	F4
	Consolidated Statements of Cash Flows for the Years Ended December 31, 2001 & 2000	F5
	Notes to Consolidated Financial Statements	F6-F17
	Independent Auditor's Report on Consolidated Supplementary Information	Fi
	Consolidated Supplemental Schedules of Cost of Goods Sold and General and Administrative Expenses for the Years Ended December 31, 2001 and 2000	Fii
	Changes In and Disagreements With Accountants on Accounting and Financial Disclosure	56

Part 2 Not Part of the Prospectus

29.	Indemnification of Directors and Officers	56
30.	Other Expenses of Issuance and Distribution	56
31.	Recent Sales of Unregistered Securities	56
32.	Index of Exhibits	57
33.	Undertakings	57
34.	Power of Attorney	58
35.	Signatures	58

IDEAL ACCENTS, INC. (a development stage company)
14,487,755 SHARES

SUMMARY

Ideal Accents, Inc. referred to throughout this document as Ideal, a Florida corporation, was incorporated on January 21, 1999 as Interact Technologies Inc. On February 17, 1999 the name was changed to Fairhaven Technologies, Inc. and on December 11, 2001 the name was changed to Ideal Accents, Inc.

Ideal is in the auto accessory business providing installation of styling accessories, vehicle electronics and performance enhancements for all makes and models of vehicles. With operations in both the United States and Canada, they cater mainly to the new car dealer who contracts the work and supply of the accessory to Ideal.

On December 10, 2001 Ideal incorporated Ideal Accents (Nova Scotia) Company, a Nova Scotia corporation and on December 11, 2001 incorporated Ideal Accents Holdings Inc., an Ontario corporation. These two (2) wholly owned subsidiaries were incorporated to accommodate certain tax considerations in the acquisition of shares from Canadian shareholders of two (2) of the following companies acquired on December 13, 2001.

On December 13, 2001 Ideal acquired pursuant to a Share Exchange Agreement and Corporate Reorganization (Merger) Ideal Accents, Inc. (Ferndale) a Michigan corporation and its wholly owned subsidiary JTM, Inc., Ideal Accents, Inc. (Ann Arbor) a Michigan corporation, Ideal Accents, Inc. (Taylor) a Michigan corporation, and
T.O.E., Inc., a Michigan corporation. Also on December 13, 2001, in a separate but simultaneous Share Exchange, Ideal acquired through its subsidiary, Ideal Accents Holdings, Inc., Somani Holdings Inc., an Ontario corporation and AutoFun Canada Inc., also an Ontario corporation.

Ideal had no operating activities prior to the merger. The merger was accounted for as a recapitalization of the company. As a result, the historical operations of the combined Michigan companies are presented as the historical operations of Ideal. The acquisitions of the Canadian companies have been accounted for under the purchase method of accounting in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 141.

The following chart displays the corporate structure following completion of the acquisitions:

Five (5) of the acquired companies have operations supplying and installing auto accessories to dealers and the aftermarket. The sixth company, AutoFun Canada Inc., provides consulting and administrative services to this auto accessory industry. The first of the Michigan companies was established in 1981 with the others following in 1990, 1992, and 1996. The Ontario accessory company was established in 1988 and the consulting company in 1999.

Ideal plans to consolidate the North American automotive aftermarket accessorization industry that services customers at the vehicle dealer level into a continent-wide network of installation shops owned and operated by a single company and marketed under a single brand. Automotive aftermarket accessories generally break down into three (3) product categories: styling accessories, vehicle electronics and performance enhancement. Our research shows that the installation of these accessories in North America today is carried out by 1,600 - 2,000 mainly small and independent owner-operated installation shops. According to the Specialty Equipment Market Association, the principal source of North American automotive aftermarket data, the current annual North American retail accessories aftermarket is US$ 23.2 billion and has been growing 7.5% annually. Ideal plans to consolidate as much of the industry as possible by acquiring existing facilities through cash and share purchases. Owners will have the option of remaining as managers, provided they pass certain management screening tests, or exiting the business with equity.

On December 11, 2001 the Shareholders and Directors of Ideal approved a rollback of the 17,950,000 shares outstanding which were rolled back four (4) old for one (1) new leaving 4,487,755 shares outstanding after adjustment for fractional shares.

On December 13, 2001 Ideal issued 5,480,500 Common Stock and Ideal Accents Holdings Inc. issued 5,250,958 Exchangeable Shares in exchange for all of the outstanding shares of the six (6) companies acquired.

FINANCIAL SUMMARY INFORMATION

The following tables set forth our summary financial data. These tables do not present all of our financial information. You should read this information together with our financial statements and the notes to those financial statements beginning on page 35 of this registration statement and the information under "Management's Discussion and Analysis". Substantially all of the information for the year ended December 31, 2001 and 2000, relates to the operations of the four Michigan and two Ontario corporations: Ideal Accents Inc. (Ferndale), Ideal Accents Inc. (Ann Arbor), Ideal Accents Inc. (Taylor), T.O.E., Inc. (Troy), Somani Holdings, Inc., and AutoFun Canada, Inc. Ideal Accents Inc. (Ferndale) has a wholly owned subsidiary JTM, Inc. d/b/a Motor City Sunroof.

The summary information was derived from the audited financial statements included in this registration and has been prepared on the same basis as our financial statements. The summary financial information for the year ended December 31, 2001 and 2000 includes, in our opinion, all necessary adjustments consisting of normal accruals. Results of operations for interim periods are not necessarily indicative of results we may achieve for a full year. Historical results are not necessarily indicative of the results we may achieve in the future.

EBITDA is net income (loss) from continuing operations before taxes, interest expense, interest income, depreciation expense and amortization expense. EBITDA is provided because we believe that investors may find it to be a useful tool for analyzing our ability to service debt. EBITDA should not be construed:

  As an indicator of our operating performance instead of operating income; or

  As a measure of liquidity instead of cash flows from operating activities.

  We may calculate EBITDA differently than other companies.

	Year Ended December 31,
(In $000)	2001	2000

Statement of Operations Data

Sales	$ 8,365	$ 8,928
Cost of Goods Sold	6,146	6,590

Gross Profit	2,219	2,338

Operating Expenses, Interest Depreciation and Taxes	1,900	2,371

Net Income	$ 319	$ (33)

Computation of EBITDA

Net Income from Operations	$ 526	$ 253
Depreciation Expense	68	95
Interest Expense, Net	110	164
Provision for Income Taxes	29	27

EBITDA	$ 733	$ 539

EBITDA, As a % of Revenue	8.8%	6.0%

Cash Flow Data

Operations	$ 402	$ 183
Investing	(107)	(86)
Financing	(346)	(35)

Net Cash Increase (Decrease)	$ (51)	$ 62

	Year Ended December 31,
(In $000)	2001	2000

Balance Sheet Data

Cash and Cash Equivalents	$ 20	$ 71
Working Capital	(489)	(447)

Total Assets	$ 2,130	$ 1,698

Total Debt	$ 2,698	$ 2,537

Stockholders' Equity	$ (568)	$ (839)

  THE REGISTRATION

  Ideal has a total of 9,968,255 shares of Common Stock and 5,250,958 Exchangeable Shares, which are convertible to Common Shares, for a total of 15,219,213 shares that have equal voting rights. None of the shares issued for the acquisition of the six (6) companies are being registered under this prospectus. We are registering 4,487,755 shares of Common Stock held by certain Shareholders. (See "Selling Shareholders" on page 9 and "Plan of Distribution" on page 14.)

  OFFERING PRICE OF THE SHARES

  The Selling Shareholders may sell all or part of the shares of Common Stock registered hereby from time to time in amounts and on terms to be determined at the time of sale. (See "Plan of Distribution" on page 14.)

  TRADING SYMBOL

  If and when this registration statement becomes effective we intend to apply for a listing on the NASD OTC:BB.

  RISK FACTORS

  You should read and understand the following risk factors carefully before purchasing our Common Stock. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. This prospectus contains certain forward-looking statements based on current expectations, which involve risks and uncertainties. The cautionary statements made in this prospectus should be read as being applicable to all forward-looking statements wherever they appear in this prospectus. Investors in the Common Stock should have the ability to lose their entire investment since an investment in the Common Stock is speculative and involves a high degree of risk.

  Need for Additional Financing. We are dependent upon the receipt of additional financing to carry out our expansion plan. The receipt of any additional net proceeds will be applied to our working capital needs to expand the business and acquisitions. We cannot assure you that such additional financing will be available when needed on acceptable terms, if at all.

  Potential Dilution. As of the date hereof 9,968,255 shares of Common Stock are outstanding and 5,250,958 shares are reserved for issuance for Exchangeable Shares. Issuance of these shares or part thereof could have a substantially dilutive effect on the interests of current holders of Common Stock and could lower the price of the Common Stock due to the additional supply of shares in the public marketplace. Any decrease in the price of the Common Stock could attract the attention of investors and encourage short sales of the Common Stock. Short sales could place further downward pressure on the price of the Common Stock.

  Common Stock. Ideal's Common Stock may trade on the OTC Bulletin Board and may be Subject to Penny Stock Rules. If our stock is traded on the OTC Bulletin Board, the price of the Common Stock could make it difficult for Shareholders to sell their shares. As long as the trading price of the Common Stock is less than $5.00 per share, the Common Stock will be subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Such a stock price could also cause the Common Stock to become subject to the SEC's "Penny Stock" Rules and the Securities Enforcement and Penny Stock Reform Act of 1990. The Penny Stock Rules impose additional sales practice requirements on broker-dealers who sell penny stock securities to people who are not established customers or accredited investors. For example, the broker must make a special suitability determination for the buyer and the buyer must be given written consent before the sale. The rules also require that the broker-dealer: - send buyers an SEC-prepared disclosure schedule before completing the sale, - disclose his commissions and current quotations for the security, - disclose whether the broker-dealer is the sole market maker for the penny stock and, if so, his control over the market, and - send monthly statements disclosing recent price information held in the customer's account and information on the limited market in penny stocks. These additional burdens may discourage broker-dealers from effecting transactions in the Common Stock. Thus, if our Common Stock were to fall within the definition of a penny stock, the liquidity could be reduced, and there could be an adverse effect on our trading market.

  Shares Eligible for Future Sale. Of our issued and outstanding Common Stock 4,487,755 will be freely tradable on acceptance of this registration statement. The remaining 5,480,500 Common Stock and 5,250,958 Exchangeable Shares are restricted under various agreements and pursuant to Rule 144 of the Securities Act of 1933. (See "Performance Escrow Agreement" on page 21 and "Exchangeable Shares" on page 20.) The sale of a substantial number of shares of Common Stock or the availability of Common Stock for sale could adversely affect the market price of the Common Stock.

  Volatility of Stock Price. The average daily trading volume of the Common Stock may be relatively small. With limited trading, trades of a few thousand shares could have the ability to move the market price of the Common Stock, sometimes substantially. If several persons wishing to sell Common Stock submit their orders too closely to the others, a market imbalance could occur, adversely affecting the price of the Common Stock. The extent, to which the price would recover over time, if at all, cannot be predicted. Accordingly, the market price of the Common Stock may be highly volatile. The market price of the Common Stock may be significantly affected or may fluctuate substantially due to factors such as the following: announcements by Ideal or its competitors concerning products or services, acquisitions, governmental regulatory actions, and general market and economic conditions.

  Lack of Dividends. We have never paid any dividends on our Common Stock. We anticipate that, for the foreseeable future, any earnings that may be generated from operations will be used to support acquisitions and internal growth and that dividends will not be paid to Shareholders. (See "Dividend Policy" on page 21.)

  Risks Relating to Ideal Operations Dependence on Key Personnel. Our success depends to a significant extent on the performance and continued service of senior management. Our failure to retain the services of key personnel or to attract additional qualified employees could materially adversely affect us. We may enter into employment agreements with key personnel, however, we cannot guarantee that those individuals will continue to honor their contracts, nor that they will renew their contracts after the contracts expire. We do carry key-man insurance on two (2) of our senior officers, Karim Suleman and Ayaz Somani in the amount of $850,000.

  Necessity of Attracting and Retaining Employees. We currently have 101 employees. It is essential that we can attract and retain qualified and reliable employees to expand our business. We cannot guarantee that we will be able to attract or retain any employees.

  Reliance On Acceptance of the Ideal Plan in the Marketplace. We have not yet achieved acceptance of the plan to consolidate the automotive aftermarket accessories industry, and may not be able to do so. If the marketplace does not accept a nationally consolidated provider of aftermarket accessories and services, we may not be able to establish ourselves in the market and expand as planned. In that case, investors in our Common Stock might lose all or a part of their investment.

  Need for Strategic Alliances. We believe that there are certain potential advantages to entering into one (1) or more strategic alliances with major manufacturers or product providers. Although we have not entered into such alliances, we are actively seeking such alliances. Certain of our competitors and potential strategic suppliers may have entered into or may enter into agreements which may preclude such potential suppliers from entering into or continuing alliances with us. We cannot assure you that we will be successful in maintaining any such alliances, nor that we will be successful in entering into any strategic alliances on acceptable terms or, if any such strategic alliances are entered into, that we will realize the anticipated benefits from such strategic alliance.

  Uncertain Market Acceptance. Products currently offered by Ideal are well accepted in the marketplace, however, there is no assurance that these products will continue to be available or that other products will have a similar acceptance or profitability. Market acceptance of our products will depend, in large part, upon our ability to demonstrate the advantages and cost-effectiveness of these products over competing products and the general acceptance of our products and services. Unless independent owners and operators are willing to sell their businesses to us, we will not be able to achieve our goals and will not be able to continue expanding the business. Should any of these events occur, the value of our Common Stock may go down, and investors may lose all or a part of their investment.

  Ongoing Sales and Marketing. We cannot assure you that we will be able to establish and maintain adequate marketing and sales opportunities or make arrangements to acquire others to perform such activities. Achieving market penetration will require significant efforts to create a nationwide network of accessory shops. Accordingly, our ability to build and expand our customer base will depend upon our marketing efforts, including our ability to acquire other similar entities. Our failure to successfully carry out our objectives will have a material adverse effect on the expansion of our business. Further, we cannot assure you that such development will lead to increased sales or profits.

  Dependence On Suppliers. We are dependent on suppliers of parts to provide accessories. If our suppliers cannot meet our needs, or cannot continue to offer products at affordable prices, we will not be able to earn enough profit, and the value of our Common Stock will fall. Investors may lose all or a portion of their investment.

  Risks Relating to Competition. The automotive accessory industry is highly competitive. Many of the companies, with which we currently compete or may compete with in the future, may have greater financial, technical, sales, and customer support resources, as well as greater name recognition. In addition, certain of such competitors may enter into strategic alliances, which may provide them with certain competitive advantages. We cannot assure you that we will be able to compete successfully with existing or future competitors.

  Lack of Trademark and Copyright Protection. The success of our company depends on the development of brand recognition of Ideal. We have not filed for any Trademark protection of our name or logo. Not only does this limit our ability to prosecute third parties who may use our name or a similar name or logo, we will also be limited in defending ourselves should any third party file a claim against us for trademark infringement. This could result in expensive litigation, which may lead to a devaluation of our Common Stock, and losses to potential investors.

  Risk of Third Party Claims of Infringement. The automotive industry experiences frequent litigation regarding faulty vehicles, parts and accessories. Suppliers of parts and sometimes installers are named in such lawsuits. We cannot assure you that we will not be named in such lawsuits, in the future, nor that involvement in such claims can adequately be covered by insurance or will not involve costly litigation that could have a material adverse effect on Ideal and the value of its Common Stock.

  Risks Relating to Management's Control of Ideal and Changes of Control by Management. Our officers and directors will beneficially own approximately 47.6% of the outstanding Common Stock and 82% of the Exchangeable Shares, which have equal voting rights to the Common Stock, or a total of 59.5% of the voting shares issued. As a result of such ownership, management may have the ability to control or substantially influence both the election of the directors and the outcome of issues submitted to a vote of Shareholders. (See "Security Ownership of Certain Beneficial Owners and Management" on page 18.)

  Limitations on Liability of Officers and Directors. Our Certificate of Incorporation includes provisions to eliminate, to the extent permitted by law, the personal liability of directors for monetary damages arising from a breach of their fiduciary duties as directors. Our Certificate of Incorporation also includes provisions to the effect that (subject to certain exceptions) we shall indemnify, and upon request shall advance expenses to, any director in connection with any action related to such a breach of their fiduciary duties as directors to the extent permitted by law. In addition, our Certificate of Incorporation requires that we indemnify any director, officer, employee or agent of ours for acts, which such person conducted in good faith. As a result of such provisions, Shareholders may be unable to recover damages against the directors and officers for actions taken by them, which constitute negligence, gross negligence, or a violation of their fiduciary duties. This may reduce the likelihood of Shareholders instituting derivative litigation against directors and officers. This may also discourage or deter Shareholders from suing directors, officers, employees, and agents of ours for breaches of their duty of care, even though such action, if successful, might otherwise benefit Ideal and our Shareholders. (See "Description of Securities" on page 19 and "Indemnification of Directors" on page 22.)

  Other Business Liability Risks and Availability of Insurance. The installation and sale of products entail the risk of liability claims. We maintain liability insurance, however, there is no guarantee that this coverage will be adequate. We cannot guarantee that, should our installation services cause some kind of damages or that someone is injured in our facilities, our business could be materially adversely affected by the ensuing liabilities.

  USE OF PROCEEDS

  We will not receive any of the proceeds from the sale of the shares of Common Stock offered by the Selling Shareholders.

  DETERMINATION OF OFFERING PRICE

  We will not make this determination. The Selling Shareholders will be able to determine the price at which they sell their securities.

  DILUTION

  Since we are not offering or registering shares at a specific price, we are unable to calculate dilution.

  SELLING SHAREHOLDERS

  The securities are being sold by the Selling Shareholders named below. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the Selling Shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the Selling Shareholders upon termination of this offering. We believe that the Selling Shareholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of these securities.

Last Name	First Name	Relationship With Issuer	Amount
561020 ONT. INC.		None	800
ADAMAS	GORDON	None	100
ADAMS	DAVID	None	100
AINSLIE	IAN	None	100
ALBURY	ARTHUR	None	100
ALLEN	ERNEST	None	100
ALLEN	WILLIS	None	100
ANDERSON	BRIAN	None	100
ANDERSON	DAVID	None	100
ANDERSON	R.	None	300
ANDREWS	REID	None	100
ANTHONY	BRIAN	None	100
APPLETON	GEORGE	None	100
ARCAND	JOSETTE	None	300
ARGATOFF	GEORGE	None	100
ASH	RAYMOND	None	100
ASHBY	WILLIAM	None	100
ATLANTIS CAPITAL CORP.		None	4,300
AUCIELLO	NICK	None	1,700
BAGGETT	HAROLD	None	100
BAILEY	WILLIAM	None	100
BATCHELOR	JEANNIE	None	100
BATCHELOR	MICHAEL JAMES	None	100
BATCHELOR	PATRICIA	None	100
BATCHELOR	WILLIAM	None	100
BEDFORD-JONES	PETER	None	100
BEDI	JACK	None	100
BEER	PAMELA	None	200
BELBIN	LILA	None	100
BELL	MALCOLM	None	100
BENETEAU	JOSEPH	None	100
BERGERON	LEO	None	100
BESESFORD	RICHARD	None	100
BHARTIA	PARKASH	None	100
BILINSKI	ANDREW	None	100
BILINSKI	CHRISTOPHER	None	100
BLACKADAR	GARY	None	100
BLUME	EDWARD	None	300
BOLLUM	JANET LYNN	None	100
BONNEVILLE	BERNARD	None	100
BOOTH	GERLAD	None	100
BOPPRE	JAMES	None	100
BORK	ANTHONY	None	100
BOUCHARD	PAUL	None	100
BOURDON	ROBERT	None	100
BOURGEOIS	R.	None	100
BRANSON	CYRIL	None	100
BRAWLEY CATHERS LTD.		None	100
BRIEN	PIERRE	None	100
BRIGGS	ROBERT	None	100
BRODIE	PAUL	None	100
BROOKS	THOMAS	None	100
BROWN	ANTHONY	None	100
BROWN	CARL	None	100
BROWN	RONALD	None	300
BRUNO	FRANK	None	100
BRUTON	DAVID	None	100
BUCHANAN	A.	None	100
BUCHANAN	R.	None	100
BURNS FRY LIMITED		None	100
BURROWS	ARTHUR	None	100
CADIZ	JOHN	None	100
CAGNO	FRANK	None	300
CALVERT INTERNATIONAL		None	150,000
CANBAY & CO		None	100
CANNING	TERRY	None	100
CARSTENS	REINHARD	None	100
CARVIEL	JOHN	None	100
CASEY	PATRICK	None	200
CEDE & CO		None	11,200
CHAFETZ	STEVE	None	6,700
CHANT	GEORGE	None	100
CHASE	CHARLES	None	100
CHEETHAM	ALAN	None	100
CHEUNG	DENIS	None	100
CHEVRIER	BILLES	None	100
CLARK	CLIFFORD	None	100
CLARKE	SAMUEL	None	100
COE	KEN	None	300
COGHLAN	DAVID	None	100
COLLINS	CARL	None	100
COMJEAN	MARC	None	8,400
CONCISOM	FREDY	None	100
CONDELLO	JOHN	None	100
CONLEY	JACK	None	100
CONTINENTAL SECURITIES		None	100
COOPER	JEFFREY	None	100
CORBETT	DIANNE	None	100
CORMIER	VLAIRE	None	100
COTTENIE	JOSEPH	None	100
CRAIG	ANDREW	None	900
CRAIG	IAN	None	100
CRAMP	ROBERT	None	100
CROSS	GEORGE	None	700
CT SECURITIES SERVICES		None	100
CUVILIER	DOUGLAS	None	100
D. BOND INVESTMENTS		None	6,700
DAI	JAMES	None	700
DALY	MICHAEL	None	100
DAMAREN	ROBERT	None	100
DANIELS, JR.	RENE	None	400
DARLING	RONALD	None	100
DAVID MURRAY (IN TRUST)		None	700
DAVIDSON	PAUL	None	100
DAVIDSON PARTNERS LTD.		None	100
DAVIES	DAVID	None	100
DEAMICS	KATHY	None	500
DEAMICS	KATHY	None	700
DEKKER	PETER	None	100
DEROSIER	HAROLD	None	100
DERRYSHIRE	TERRANCE	None	100
DESLOGES	ROGER	None	100
DESSUREAULT	JEAN-GUY	None	100
DEWHIRST	BRUCE	None	100
DINDIAL	CARLTON	None	100
DODGE	RONALD	None	100
DORBYK	GARY	None	100
DOUGLAS	GEORGE	None	100
DRAYCOTT	JOHN	None	100
DRESSER	HUGH	None	100
DUBBLESTYNE	BRIAN	None	100
DUCHESNE	GARY	None	100
DUFFY	JOHN	None	100
DUNN	ELMER	None	100
DUNNETT	NORMA	None	100
DUNNETT	TAMMIE	None	100
DUNSEITH	DONALD	None	100
DURHAM	WILFRED	None	100
DURKIN	ELIZABETH	None	100
DURKIN	WILLIAM	None	100
EAD	EDWARD	None	600
EADE	EDWARD	None	100
EAGLESTONE	DONALD	None	100
EBERHARD	R. STUART	None	100
ECCLES	BRUCE	None	100
EDMUNDS	ALLAN	None	100
EDWARDS	GERALD	None	100
EDWARDS	WALTER	None	100
EHSES	HANNO	None	100
EPLETT	WILLIAM	None	100
ESMAILJI	FIDA	None	100
EVER CHAMP HOLDINGS (CANADA) INC.		None	100
FARR	PAUL	None	100
FERGUSON	GRANT	None	100
FERNANDO	ARIAS	None	100
FIFIELD	STEPHEN	None	100
FIRST MARATON SECURITIES LTD.		None	200
FISHER	JOHN	None	100
FLEMING	RICHARD	None	100
FORD	MALIK	None	100
FORESTELL	JAMES	None	100
FORTE	PASCAL	None	100
FOSTER	DAVID	None	100
FOX	ROY	None	100
FRANCECUT	JUNE	None	100
FRASER	DELLA	None	100
FRASER	LARRY	None	100
FRASER	RONALD	None	100
FRENCH	PATRICK	None	100
FRESE	HENRY	None	100
FRESHOUR	DORIS	None	100
FROST	RICHARD	None	100
FRY	PAUL	None	100
FYFE	JAMES	None	100
GABRIEL	FREDERICK	None	100
GAERTNER	KLAUS	None	100
GALLAGHER	LEROY	None	100
GALLO	LOUIS	None	2,600
GAMBLE	THOMAS	None	100
GARBUS	GILBERT	None	100
GARRICK	PAULA	None	100
GATSCHENE	GERALD	None	100
GAUTHIER	ANDRE	None	100
GAYFER	PETER	None	100
GEMMA	JOE	None	16,700
GERRARD	PETER	None	100
GILES	DOROTHY	None	100
GILKINSON	MARY	None	100
GLENISTER	PAUL	None	100
GOOCH	KENT	None	100
GOOD	RAYMOND	None	100
GOODFELLOW	WILLIAM	None	100
GORDON	BRUCE	None	100
GORDON	R.	None	100
GORDON	TIFFANY	None	300
GORDON CAPITAL CORP.		None	500
GORGONIA	JOSEPH	None	100
GRAY	PIERS	None	100
GREEN LINE INVESTOR SERVICES		None	200
GREGORY	JAMES	None	100
GUZZI	FRANICS	None	100
GYLES	CARLTON	None	100
HACKING	ROGER	None	100
HACKL	BETTY	None	100
HAGE	J.	None	100
HALL	J.	None	100
HARDING	BARBARA	None	100
HAROCHUK	SYLVIA	None	100
HARRIS	LUCY	None	1,700
HARWOOD	DAVID	None	100
HAYLOCK	MALCOLM	None	100
HEADLEY	VELMER	None	100
HEASLIP	JAMES	None	100
HEEG	SCOTT	None	100
HENDLER	MORTIMER	None	100
HESS	PETER	None	100
HIGGARD	RICHARD	None	100
HINES	EL-ANN	None	100
HINES	L.	None	100
HINES	LAUREN	None	900
HINES	MARK	None	100
HINES	NADINE	None	300
HODGINS	BRIAN	None	100
HODGKINSON	JOHN	None	100
HOLMES	ROBERT	None	100
HOPP	HANS	None	100
HORNER	GERALD	None	100
HORODECKY	J. JOHN	None	100
HUGHS	DONALD	None	100
HUGHS	HARRY	None	100
HUGHS	LARRY	None	100
HUME	DOUG	None	100
HUMPHRIES	WILLIAM	None	100
INKOSA INVESTMENTS INC.		None	325,000
IVERSON	FRANK	None	100
JAMIESON	JOSEPH	None	100
JAMISON	WALLACE	None	100
JASMIN	PIERRE	None	100
JD MACK LIMITED		None	100
JOHNSTON	HAL	None	100
JOHNSTONE	GREGORY	None	100
JONES GABLE & CO. LTD.		None	100
JURRIE, JR	HAROLD	None	100
KAINZ	KENNETH	None	100
KALMAR	GABOR	None	100
KAPLAN	J. MITCHELL	None	100
KAWASHIMA	SEIJI	None	100
KELLEY	PAT	None	150,000
KELLOGG	MICHAEL	None	100
KELLY	BERNARD	None	100
KEMP	JOHN	None	100
KENNEDY	RICHARD	None	100
KENNEDY	WILLIAM	None	1,800
KERESZTES	JOHN	None	100
KERKOFF	TOM	None	100
KERR	DENNIS	None	100
KERR	DONALD	None	100
KEUNG	KEVIN	None	300
KHERANI	HUSSEIN	None	400,000
KHIM	TAN	None	2,300
KIKUCHI	FRED	None	100
KIKUCHI	KAZUKO	None	100
KING	W.	None	300
KIRKBY	BRUCE	None	100
KIRWAN	DAVID	None	100
KISSOCK	BRIAN	None	100
KOCHMAN	RICKY	None	100
KOLSTEE	HANK	None	100
KOTACK	GLENN	None	100
KRAMER	LINDA	None	100
KRISTENSEN	LEIF	None	100
KROUPP	JORGE	None	100
KURNIK	MICHAEL	None	100
KURSCHAT	EHRENTRAUD	None	300
KUTNEROGLU	RAFFI	None	100
KWINT	MURRAY	None	100
LAFONTUNE	JEAN	None	100
LAMERS	EGON	None	100
LANE	MYRON	None	100
LANG	KEITH	None	400,000
LANIEL	PAUL	None	100
LAUZON	ROGER	None	100
LAZZARIN	FRANCO	None	100
LEE	ANNIE	None	1,500
LEGROW	BRIAN	None	100
LEMOINE	KENNETH	None	100
LENHAN	REGINALD	None	100
LEUNG	BEN	None	400
LEVY	FREDERICK	None	100
LEWIS	ARNOLD	None	100
LIAD	SHIH-JEN	None	100
LINGEMAN	BERNARD	None	100
LOCKEY	PETER	None	300
LORIN	MAIKEN	None	100
LUECK	LIANE	None	300
LYONS	BRUCE	None	100
MACDONALD	ALEXANDER	None	100
MACDONALD	DONALD	None	100
MACDOUGALL	DOUGLAS	None	100
MACISAAC	MICHALE	None	100
MACKENZIE	JOHN	None	100
MACLEAN	DIANA	None	100
MACLONEY	BRUCE	None	100
MACPHEE	JOHN	None	100
MACQUARRIE	CHARLES	None	100
MADELEY	ROBERT	None	100
MAILLOUX	DONALD	None	100
MAINGUY	MARK	None	100
MALCOLM	ALISTAIR	None	100
MALCOLM	KENT	None	100
MANJI	ZAHIR	None	400,000
MANKINNON	FRANK	None	100
MANNONE	JOSEPH	None	100
MANTHORNE	BRIAN	None	100
MARCHMENT & MACKAY LTD.		None	100
MARCO	JOSEPH	None	100
MARRONE	NORMA	None	4,300
MARTIN	ANN	None	100
MARTIN	DAVID	None	100
MARTIN	ELIZABETH	None	100
MARTIN	LESLIE	None	100
MARTIN	MICHAEL	None	300
MARTIN	MICHAEL	None	100
MARTIN	NORA	None	100
MARTIN	ROBERT	None	100
MATSON	DAVID JOHN	None	100
MAZUR	ALBERT	None	100
MCBOYLE	GEOFFREY	None	100
MCDERMID ST. LAWRENCE CHISHOM LTD.		None	300
MCENTEGART	BRIAN	None	100
MCGREGOR	RICHARD	None	100
MCILVENNA	RUBY	None	100
MCKENZIE	ALAN	None	100
MCPEETERS	KENNETH	None	100
MEARS	ROBERT	None	100
MEDALLION CAPITAL CORP.		Consultant	300,000
MELO	TERESA	None	500
MERITH	SHIRLEY	None	100
MIDLAND DOHERTY LTD.		None	100
MILWHEEL INC.		None	100
MITCHELL	DONALD	None	100
MOON	THOMAS	None	100
MOONEY	THOMAS	None	100
MOORE	GLEN	None	100
MOORE	JESSE	None	100
MORELLO	MIKE	None	100
MORRISON	FRANK	None	100
MOSHER	MICHAEL	None	100
MOSS LAWSON & CO. LTD.		None	100
MOUSSEAU	DOUGLAS	None	100
MOWATT	DAVID	None	100
MULTAMAKI	ANDY	None	100
MUNDLE	WAYNE	None	100
MUNDT	ROY	None	100
MUNN	RODERICK	None	100
MURPHY	DANIEL	None	100
MURPHY	E.	None	100
MURRAY	EDWARD	None	100
MURRAY	THOMAS	None	100
NESBITT BURNS INC.		None	100
NESBITT THOMSON DEACON		None	100
NETMARK INT'L LTD.		None	100
NEWBURG	DALE	None	200
NICHOLS	MARTIN	None	100
NIEJADLIK	ANTHONY	None	100
NOON	TREVOR	None	100
NORDSTROM	WILLIAM	None	600
ODENSE	PAUL	None	100
OEHLRICH	HARRY	None	100
OLAVESEN	CHRISTOPHER	None	100
OLCZAK	PETER	None	100
OLDE MONMOUTH STOCK TRANSFER CO. INC.		None	6,700
OLSON	GARRY	None	100
O'NEILL	JOHN	None	100
OWEN	DAVID	None	100
PACITTI	GERALD	None	100
PALKO	WILLIAM	None	100
PARA	ROBERT	None	100
PARSONS	GRAHAM	None	100
PARTON	ELIZABETH	None	100
PATERSON	WILLIAM	None	400
PATTERSON	W.	None	100
PAUL	ALLEN	None	100
PENNEY	S.	None	100
PERREAULT	JOSEPH	None	6,700
PERREAULT	LYNNE	None	16,700
PERRY	CHARLES	None	100
PERSAUD	SAM	None	100
PESKETT	KENNETH	None	100
PHILLIPS	KENNETH	None	100
PHILLIPS	W.	None	100
PICKLES	EDWARD	None	100
PIERCE	THOMAS	None	100
PILLING	MICHAEL	None	100
PINKERTON	GENE	None	100
PINKERTON	JOHN	None	100
PLANTE	NORMAND	None	100
PLEGER	PHILIP	None	100
POHL	KAREN	None	6,700
POLLACK	JOHN	None	100
POLSINELLO	BEN	None	100
POON	SHIU-KEE	None	100
POTVIN	ROBERT	None	100
PRASHAD	VISH	None	100
QUINN-TRUST	VIRGINIA	None	400
QUINONES	JOSEPH	None	200
RADOMSKI	M.	None	100
RAINS	GORDON	None	100
RANCHELAWAN	JOYCE	None	100
RANKIE	J.	None	100
RBC DOMINION SECURITIES		None	100
READING	ERIC	None	100
REED	VICTOR	None	100
REID	DARCY	None	100
REISMAN	RUTH	None	1,700
RENFREW	R.	None	100
REXCO		None	100
RICHARDSON	JOHN	None	100
RIDDICK	MARK	None	100
ROANTREE	DANIEL	None	100
ROBICHAUD	RALPH	None	100
ROGERS	DIANE	None	100
ROSEKAT	STEPHEN	None	100
ROSENBERG	FRANK	None	100
ROSS	DONALD	None	100
ROTHWELL	WILLIAM	None	100
ROWE	HUGH	None	100
ROWE	WAYNE	None	100
ROZON	LISSETTE	None	300
RUBINOFF	HOWARD	None	100
RUBINOFF	MELVIN PAUL	None	100
RUSSCHEN	KENNETH	None	100
RUSSELL	BERNICE	None	100
SAINZ	ROLAND	None	100
SANWA MCCARTHY SECURITIES LIMITED		None	100
SAUL	KENNETH	None	100
SAUNDERS	DAVID	None	100
SAVAGE	LIONEL	None	100
SAWITZKI	NICHOLAS	None	100
SAWRAS	PETER	None	100
SCHAUM	ROUNSEVELLE	None	100
SCHENK	DALE	None	100
SCHWEGEL	NORMAN	None	100
SCOTIA MCLEOD INC.		None	100
SCOTT M. HEGG HLDGS LTD.		None	100
SENDKER	ALAN	None	100
SENN	STANLEY	None	100
SHAPPEE	JACK	None	400,000
SHAW	MURRAY	None	100
SHAW	NEIL	None	400,000
SHIELDS	JEFF	None	100
SHIP ISLAND INVESTMENTS		None	91,400
SMITH	DONALD	None	100
SMITH	ELLIS	None	100
SMITH	GREG	None	100
SMITH	MICHAEL	None	100
SMITH	R.	None	100
SPALTENSTEIN	WALTER	None	100
SPASARO	SAMULE	None	100
ST. LOUIS	WAYNE	None	100
STAN	NICHOLS	None	100
STAPLES	TERRY	None	1,800
STECHISHEN	EDWARD	None	100
STEELE	PATRICK	None	100
STERLING	WAYNE	None	100
STEVENSON	DOUGLAS	None	100
STEWART	IAN	None	100
STOCK	BRUCE	None	500
STONE	CLIFFORD	None	100
STRACHAN	SHEILA	None	100
STRONG	MARTIN	None	100
STROYAN	PETER JOHN	None	100
SUCHOCKI	VICTORIA	None	100
SUE	KENNETH	None	100
SUMMERS	MICHAEL	None	100
SUMMERVILLE	BERNARD	None	100
SUNMONT & CO.		None	100
SURETTE	EDWARD	None	100
SUTHERLAND	ANGUS	None	100
SWAN	LONDA	None	100
SWANSON	GLENN	None	100
SYKES	RANDALL	None	100
SYLVESTER	LAWRENCE	None	100
SZALEJ	TOM	None	100
TABBERT	GERRY	None	500
TALBOT	DONALD	None	100
TARTE	YVON	None	100
TASCH	ADRIANA	None	150,000
TAYLOR	KEITH	None	100
TEMESVARY	JOHN	None	100
THE IMERAX GROUP		None	4,300
THEIMER	PETER	None	100
THOMS	STEWART	None	100
THOMSON	KENNETH	None	100
THREE EFF CORPORATION		None	412,755
TOLL	LORNE	None	100
TRACEY	ALBERT	None	100
TRAVIS	WAYNE	None	100
TREWIN	WILLIAM	None	100
TRIBBLE	EDWARD	None	100
TUDOR-ROBERTS	JOHN	None	100
TYMSTRA	JAN	None	100
URSOLEO	FRANK	None	300
UZANS	ELMER	None	100
VAIVE	ROBERT	None	100
VALERI	GEORGE	None	1,300
VAN OORT	RICHARD	None	100
VAUGHAN	JOHN	None	100
VEINOTTE	DAVID	None	100
VERDE	ERNEST	None	100
VILLEMAIRE	ROLAND	None	100
VIRANI	ZAHIR	None	400,000
VMH MANAGEMENT LTD.		None	325,000
VUTSKOS	GEORGE	None	100
W.D. LATIMER CO LIMITED		None	100
WACH	DELIA	None	100
WALLACE	DONALD	None	100
WALLACE	STEPHEN	None	100
WALTON	ROGER	None	100
WALWYN STODGELL COCHRAN MURRAY LIMITED		None	100
WARNER	BRADLEY	None	200
WATERMAN	JOHN	None	100
WATSON	ALLAN	None	100
WATSON	LEROY	None	100
WEBB	DAVID	None	300
WEINSTOCK	ISRAEL	None	100
WEIR	ROBERT	None	100
WEIS	PERRY	None	100
WENTZELL	JAMES	None	100
WERNER	CHRISTOPHER	None	100
WEST	GEORGE	None	100
WEST CANADA DEPOSITORY TRUST CO.		None	1,200
WHITE	DR. ED	None	300
WHITE	FERN	None	100
WHITE	WILFRED	None	100
WHITELAW, Q.C.	ARCHIBALD	None	100
WICKWARE	JOHN	None	100
WILDE	TRENT	None	100
WILKIE	IAN	None	100
WILLEY	ROBERT	None	100
WILLIAMS	DAVID	None	1,800
WILSON	NEIL	None	100
WILSON	PETER	None	100
WOOD	LEROY	None	100
WOODS	A.	None	100
WOODS	JEX	None	100
WORAM	RICHARD	None	100
WREN	JOHN	None	100
WRIGHT	GLENDA	None	300
WRIGHT	JAMES	None	100
WRIGHT	ROBERT	None	100
WYLIE	DONALD	None	100
YAMASAKI	DONALD	None	100
YEE	NUKE	None	100
YING	LILY LAU CHUI	None	300
YORKTON SECURITIES INC.		None	100
ZETTLE	LEONARD	None	100
TOTAL			4,487,755

  PLAN OF DISTRIBUTION

  The securities offered by this prospectus may be sold by the Selling Shareholders or by those to whom such shares are transferred. We are not aware of any underwriting arrangements that have been entered into by the Selling Shareholders. The distribution of the securities by the Selling Shareholders may be effected in one (1) or more transactions that may take place in the over-the-counter market, including broker's transactions, privately negotiated transactions or through sales to one (1) or more dealers acting as principals in the resale of these securities.

  We are registering 4,487,755 shares of Common Stock, which were issued to the original shareholders of Ideal.

  Any of the Selling Shareholders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the Selling Shareholders were to provide us with cash proceeds from their sales of the securities. If any of the Selling Shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

  In addition, the Selling Shareholders and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

  The Selling Shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such Selling Shareholders, the pledgee in such loan transaction would have the same rights of sale as the Selling Shareholders under this prospectus. The Selling Shareholders also may enter into exchange traded listed option transactions which require the delivery of the securities listed under this prospectus. The Selling Shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such Selling Shareholders under this prospectus. In addition to the above, each of the Selling Shareholders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Shareholders or any such other person.

  There can be no assurances that the Selling Shareholders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities may be sold in those jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market making activities in these securities for a period of one (1) or five (5) business days prior to the commencement of such distribution.

  All of the foregoing may affect the marketability of the securities. We will pay all the fees and expenses incident to the registration of the securities, other than the Selling Shareholders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the Selling Shareholders.

  Should any substantial change occur regarding the status or other matters concerning the Selling Shareholders, we will file a Rule 424(b) Prospectus Supplement disclosing such matters.

  LEGAL PROCEEDINGS

  Since our inception, we have been involved in only one (1) legal action, and it involves only Somani Holdings Inc. This action was brought in the Superior Court of Justice in Ontario, Canada, on September 20, 2001 by Richard Michael Kostecki, Kylie Rose Kostecki, Cameron Whitfield and Taylor Whitfield against Mary Goodman, Stanley Revich, Elayne Whitfield, Morris Reiss, Somani Holdings Inc. and Downtown Toyota Limited. Damages sought are $9,000,000 (Canadian Dollars) in general and special damages, based upon the claim that a sunroof installed by Somani Holdings Inc. was improperly installed and caused injuries to passengers in a vehicular accident. This matter is still in pre-discovery stage and will be defended by our insurance company.

  At this time we are aware of no other legal proceedings in which Ideal, or any one of Ideal's subsidiaries, are a party.

  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS

  Board of Directors

  The following individuals have agreed to sit on the Board of Directors of Ideal. Each individual's background is of material importance to Ideal.

Joseph P. O'Connor	Chairman of the Board of Directors
Ayaz M. Somani	Director
Karim K. Suleman	Director

  Management
Joseph P. O'Connor	CEO
Ayaz M. Somani	President Principal Financial Officer
Karim K. Suleman	Executive Vice President, Secretary and Treasurer Principal Accounting Officer
James Erickson	Vice President, T.O.E., Inc.
Tom Sullivan	Vice President, Ideal Accents, Inc. (Taylor) Secretary and Treasurer, T.O.E., Inc.
George Walch	Secretary and Treasurer, Ideal Accents, Inc. (Taylor)

  Joseph O'Connor, Chairman & CEO, Director of Ideal
   AGE: 45

  Mr. O'Connor attended Wayne State University in Detroit from 1975 to 1979 and has been involved in the automotive aftermarket industry ever since. Mr. O'Connor started out as an installer of basic accessories at a new vehicle dealership in Detroit and progressively moved through the ranks until he started his own mobile installation business. From there, Mr. O'Connor launched Ideal Accents, Inc., a full service aftermarket accessory shop in Detroit, MI. Since the early 80's, Mr. O'Connor has built Ideal Accents, Inc. and its three (3) associate companies into one of the largest accessorization services in the US, offering an extensive mix of aftermarket products, and exemplifying the best industry practices. Currently, Ideal Accents, Inc. and its three (3) associate companies generate annual revenues in excess of US$ 10 million.

  Ayaz Somani, President, Principal Financial Officer, Director of Ideal
   AGE: 42

  Mr. Somani studied Commerce and Finance at the University of Toronto and has been involved in the automotive aftermarket since 1984. From 1984 to 1992, Mr. Somani was part owner of a Canadian aftermarket products distributor, and was instrumental in introducing and marketing several accessory brands, e.g. (Webasto and Katzkin). In 1992, Mr. Somani acquired ownership of Automotive Sunroof Company (Pickering) ("ASC"), a full service aftermarket accessory shop in Toronto, Ontario, Canada. ASC's sales have expanded 450% from the time of Mr. Somani's acquisition. Today, ASC is one of the leading accessorization services in Canada, offering an extensive mix of aftermarket products, and exemplifying the best industry practices.

  Karim Suleman, Executive VP, Secretary and Treasurer, Principal Accounting Officer, Director of Ideal
   AGE: 41

  Mr. Suleman has Bachelors Degrees in Commerce and Law from the University of British Columbia and has been involved in the field of business development since 1987. Mr. Suleman has helped in the development of several types of businesses, including a real estate development firm; two (2) publicly traded high tech companies, and a garment importing and distribution company. Mr. Suleman's expertise includes strategic management, business operations, personnel development, and public financing. Since 1996, Mr. Suleman has helped Mr. Somani in the business development of Automotive Sunroof Company (Pickering).

  James Erickson, Vice President, T.O.E., Inc.
   AGE: 69

  Mr. James Erickson has been in the automotive aftermarket business for close to 45 years and only in the last four has disengaged himself from active participation in it. Mr. Erickson opened his first facility in Racine, Wisconsin in the mid '60's where his company manufactured and installed seat covers. Gradually, Mr. Erickson expanded the company's product line to include convertible tops repairs and replacement, roof treatments, bolt-on products and sunroofs. In the late '80's, Mr. Erickson opened branch facilities in Madison and Menasha, Wisconsin. Just before Mr. Erickson disengaged himself from his business four years ago, the combined revenue of all his facilities was over $6 million.

  Thomas Sullivan, Vice President, Ideal Accents, Inc. (Taylor)
                                Secretary and Treasurer, T.O.E., Inc.
   AGE: 46

  Mr. Thomas Sullivan has had an ownership interest in T.O.E., Inc. since 1991 and has been the Plant Manager of the facility since.  As Plant Manager, Mr. Sullivan performs several functions: installation, purchasing, sales, personnel management, etc.  Under Mr. Sullivan's management, revenues at the facility have grown from $720,000 to over $2.5 million.

  George Walch, Secretary and Treasurer, Ideal Accents, Inc. (Taylor)
   AGE: 36

  Mr. George Walch joined Ideal Accents, Inc. (Ferndale) in 1983. Over the years Mr. Walch has acquired expertise in several areas: installation, purchasing, sales, personnel management, etc. In 1996, Mr. Walch acquired an ownership interest in Ideal Accents, Inc. (Taylor) and was appointed Plant Manager of the facility. Under Mr. Walch's management, revenues at the facility grew from zero to over $1 million.

  Family Relationships. Naseem Somani, wife of Ayaz Somani, is a first cousin of Karim Suleman. There are no other family relationships among our officers, directors, or persons nominated for such positions.

  Legal Proceedings. No officer, director, or persons nominated for such positions and no promoter or significant employee of our Company has been involved in legal proceedings that would be material to an evaluation of our management.

  ADVISORY BOARD

  The following individuals are members of the Advisory Board of Ideal Accents, Inc.:

  Andrew McLean
  Mike Thibideau
  Alykhan Jetha
  George Kouri
  John Maravino
  Danny Cisterna
  Greg Mallough

  Andrew McLean, Financial Advisor
   AGE: 35

  Mr. McLean has a CGA designation in Canada and a CPA designation in the US. Mr. McLean has extensive experience in the areas of international finance, public company finance, SEC compliance, mergers and acquisitions and corporate IT systems.  Over the years, Mr. McLean has held high level finance related positions in many companies, including the CFO position in Madison Chemical Industries Inc. (a world leader in the manufacturing and development of industrial coatings) and, more recently, in Cyberun Corp. (an Internet security software developer specializing in payment processing technology.)

  Mike Thibideau, Advisor to Ideal (Network Development Strategy)

  Mr. Thibideau joined Webasto Roof Systems, Inc. ("Webasto"), a global producer and marketer of automotive OEM and aftermarket sunroofs, in 1985 and has spent 15 years as General Manager of its aftermarket manufacturing and distribution division. During this period, the division's annual revenues expanded from US$500,000 to US$28 million at its peak. As part of this expansion, Mr. Thibideau established a nationwide network of over 200 independently owned Webasto licensees, providing sales and installation services for Webasto products. The network covered the 100 major North American automotive aftermarkets, serviced over 8,000 new vehicle dealerships, and consummated over 100,000 transactions annually. During his tenure as General Manager, Mr. Thibideau also launched several "company stores" in the Detroit and Los Angeles markets. Currently, Mr. Thibideau is the Director of Webasto's e-Business Division.

  Alykhan Jetha, Advisor to Ideal (Network Information Strategy)

  Mr. Jetha is a software solutions provider of corporate information management systems. From 1991 to 1997, Mr. Jetha developed information and operations enhancement software for Visible Genetics, General Electric, and several other mid to large sized companies. During the late 1990s, Mr. Jetha launched Tactical Step, a company that successfully designed and managed e-commerce sites for small to mid sized companies. Currently, Mr. Jetha heads Marketcircle, Inc., a consulting firm providing e-business and information management solutions.

  George Kouri, Advisor to Ideal (Human Resource Strategy)

  Mr. Kouri is a former marketing executive at Johnson & Johnson Family of Companies. Mr. Kouri's specialty is personnel productivity enhancement. Since 1979, through his consulting firm, George Kouri Associates, Mr. Kouri has assisted numerous companies in the areas of vision clarification, team building, corporate communication, employee training, and personnel motivation. Mr. Kouri's clients include Heinz, Goodyear Tire, and Calvin Klein.

  John Maravino, Advisor to Ideal (Branding Strategy)

  Mr. Maravino offers a comprehensive selection of branding services through his company Maravino Design Group and a group of associated companies. This selection ranges from product packaging to brand stewardship. The companies associated with the Maravino Design Group include Saatchi & Saatchi and McClaren Advertising. Mr. Maravino has successfully recreated major brands for companies like General Foods, Proctor & Gamble and General Mills.

  Danny Cisterna, Advisor to Ideal (Accounting Strategy)

  Mr. Cisterna is a Senior Manager in Deloitte & Touche's Toronto Office. He has extensive experience in public and private accounting, and has successfully counseled a wide array of clients, including a major bank, on tax and corporate accounting issues.

  Greg Mallough, Advisor to Ideal (Legal Strategy)

  Mr. Mallough, a graduate of Osgoode Hall Law School, is a founding partner of the Toronto law firm Hooey Remus, established in 1992. Mr. Mallough practices corporate and commercial law with an emphasis on business transactions, strategic planning and entrepreneurial start-ups, including e-commerce start-ups. Mr. Mallough was called to the Ontario Bar in 1984 and is counsel to several private and publicly held companies.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Class of Security	Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Common Stock	JOSEPH O'CONNOR Chairman and CEO 27490 Spring Valley Farmington Hills, MI 48336 USA	4,749,481	47.6%

Exchangeable Shares Exchangeable Shares	AYAZ SOMANI President 151 Sandcherry Court Pickering, ON L1V 6S8 Canada	1,520,800 direct 760,400 indirect held by wife	28.9% 14.5%
	TOTAL	2,281,200	43.4%

Exchangeable Shares	KARIM SULEMAN Executive Vice President, Treasurer and Secretary 5 Mary Elizabeth Crescent Markham, ON L3R 9M2 Canada	2,031,250	38.7%

Common Stock	JAMES ERICKSON Vice President T.O.E., Inc. 1223 Lakespur Drive Kansasville, WI USA 53138	275,000.028%

Common Stock	THOMAS SULLIVAN Vice President Ideal Accents, Inc. (Taylor), Secretary and Treasurer T.O.E., Inc. 1094 Cora Wyandotte, MI USA 48338	150,483.015%

Common Stock	GEORGE WALCH Secretary and Treasurer Ideal Accents, Inc. (Taylor) 19762 Donna Livonia, MI USA 48152	75,036.0075%

  Collectively Management and Directors own 62.8% of the issued voting shares of Ideal.

  Note 1: Exchangeable Shares issued by our subsidiary Ideal Accents Holdings Inc. have the same voting rights as our Common Stock and are exchangeable for Common Stock at any time. (See "Exchangeable Shares" on page 20.)

  Note 2: Shares held by these beneficial owners and management are subject to a performance escrow whereby they will only be released from escrow based on certain financial performance of Ideal. (See "Performance Escrow Agreement" on page 21.)

  Note 3: None of the officers and directors has the rights to acquire additional shares.

  DESCRIPTION OF SECURITIES

  The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws. We are authorized to issue 50,000,000 shares of Common Stock with a par value of $.001 per share and 50,000,000 preferred shares, with a par value of $.001 per share, which may be issued in series. Ideal originally issued 17,950,000 shares to its founders. At a special meeting of shareholders and directors on December 11, 2001 they approved a roll back of four (4) old shares for one (1) new share, leaving 4,487,755 Common Stock outstanding after adjustment for fractional shares. These shares are held by approximately 545 shareholders. (See "Selling Shareholders" beginning on page 9.)

  As of the date hereof 9,968,255 Common Stock are issued and outstanding and 5,250,958 Common Stock are reserved for exchange of the Exchangeable Shares.

  Ideal formed a subsidiary, Ideal Accents (Nova Scotia) Company on December 10, 2001 and formed an additional subsidiary, Ideal Accents Holdings Inc., an Ontario Corporation on December 11, 2001. These subsidiaries were incorporated to accommodate certain tax matters as they relate to the share exchange with the Canadian Shareholders.

  On December 13, 2001 Ideal completed the acquisition of all of the outstanding shares of six (6) companies all involved in the auto accessory business. Four (4) of these companies are located in the Detroit, Michigan area. Ideal issued 5,350,000 shares of Common Stock in exchange for all of the outstanding shares of the four (4) companies. The other two (2) companies are located in the Toronto, Ontario, Canada area. Ideal issued 130,500 shares of Common Stock and Ideal Accents Holdings Inc. issued 5,250,958 Exchangeable Shares (see "Exchangeable Shares" on page 20) for all of the outstanding shares of the two (2) Canadian companies.

  In connection with the Canadian Share Exchange Agreement, Ideal also issued one (1) Special Voting Preference Share to the Agent for the Exchangeable Shareholders. (See details under "Special Voting Preference Share" page 20.)

  Of the shares issued under the two (2) Share Exchange Agreements 4,312,450 Exchangeable Shares and 4,749,981 shares of Common Stock have been placed in escrow under a Performance Escrow Agreement by the officers and directors of Ideal that restricts the release of these shares until Ideal has met certain financial milestones. (See details under "Performance Escrow Agreement" on page 21.) When released, these shares will still be restricted from sale under the affiliate regulations as defined in Rule 144 of the Securities Act of 1933.

  None of the shares issued under the Share Exchange Agreements are being registered in this prospectus. Ideal has reserved 5,250,958 shares of Common Stock for issue to the Exchangeable Shareholders.

  Stock Option Plan. On December 13, 2001 Ideal adopted the 2001 Stock Option Plan (the "Plan") under which our officers, directors, consultants, advisors and employees may receive stock options. The aggregate number of shares that may be issued under the plan is 5,000,000. The purpose of the Plan is to assist the Company and its subsidiaries and affiliates in attracting and retaining selected individuals to serve as directors, officers, consultants, advisors, and employees of the Company who will contribute to the Company's success, and to achieve long-term objectives that will inure to the benefit of all shareholders of the Company through the additional incentive inherent in the ownership of Ideal's Common Stock. Options granted under the plan will be either "incentive stock options," intended to qualify as such under the provisions of section 422 of the Internal Revenue Code of 1986, as from time to time amended (the "Code"), or "nonqualified stock options." For purposes of the Plan, the term "subsidiary" shall mean "subsidiary corporation," as such term is defined in section 424(f) of the Code, and "affiliate" shall have the meaning set forth in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  The Plan will be administered by a Committee of the Board of Directors who will set the terms under which options are granted. No options have been granted under the Plan as of the date of this prospectus.

  Exchangeable Shares. The holders of "Exchangeable Shares" in Ideal Accents Holdings Inc. have equal voting rights and equal economic value as Common Shareholders. These shares may be exchanged at any time for Ideal Common Stock. The Exchangeable Shares are entitled to dividends and have redemption rights, redeemable for an equal number of shares of Common Stock at market value in the event of liquidation, dilution or winding up but in any event will be exchanged not later than November 30, 2010. 4,312,450 of the Exchangeable Shares are subject to the Performance Escrow Agreement described under the Performance Escrow Agreement on page 20.

  Common Stock. Each Shareholder is entitled to one (1) vote for each share of Common Stock and each Exchangeable Share held on all matters submitted to a vote of Shareholders. Cumulative voting for the election of directors is not provided for in Ideal's Certificate of Incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The Common Stock and Exchangeable Shares in Ideal are not entitled to pre-emptive rights, nor is the Common Stock subject to conversion or redemption rights. "Exchangeable Shares" in Ideal Accents Holdings Inc. are entitled to conversion and redemption in the event of liquidation, dissolution or winding-up. Any conversion or redemption is satisfied with an equal number of Common Stock. Upon liquidation, dissolution or winding-up of Ideal, the assets legally available for distribution to Shareholders are distributable ratably among all shares outstanding which include the shares exchanged for the Exchangeable Shares at that time after payment of liquidation preferences, if any, and payment of other claims of creditors. Each outstanding share of Common Stock is, and each Exchangeable Share outstanding upon completion hereof is, fully paid and non-assessable.

  Special Voting Preference Shares. One (1) Special Voting Preference Share has been issued to the Agent for the holders of Exchangeable Shares and carries with it voting rights for all of the Exchangeable Shares. The Agent is required to distribute proxy material to the Exchangeable Shareholders at the same time and in the same manner as material is distributed to the Common Shareholders and represent the Exchangeable Shareholders at all meetings of Ideal's shareholders.

  Shares Eligible for Future Sale. As of the date hereof Ideal has 9,968,255 shares of Common Stock and 5,250,952 Exchangeable Shares issued and outstanding. 4,487,755 shares of Common Stock were issued prior to completion of the Share Exchanges and are being registered as free trading, 130,500 Common Stock are subject to a one-year hold, 5,250,000 Common Stock are held by affiliates as defined in Rule 144 of the Securities Act of 1933 as amended. 4,749,481 shares of Common Stock held by an affiliate are also subject to a Performance Escrow more particularly described on page 22. 4,312,450 Exchangeable Shares are held by affiliates and when exchanged will be subject to the affiliated rules as defined in Rule 144 of the Securities Act of 1933 as amended and are also subject to the Performance Escrow. 938,508 Exchangeable Shares are subject to a one-year hold. 5,000,000 shares of Common Stock are reserved for the 2001 Stock Option Plan and when issued will be subject to the requirements of Rule 144 of the Securities Act of 1933 unless qualified as free trading by further submissions by Ideal.

  In general, under Rule 144 of the Securities Act of 1933 as currently in effect, a Shareholder who has beneficially owned for at least one (1) year shares privately acquired, directly or indirectly, from Ideal or from an affiliate of Ideal, and persons who are affiliates of Ideal who have acquired the shares in registered transactions, will be entitled to sell within any three (3) month period a number of shares that does not exceed the greater of: (i) 1% of the outstanding Common Stock; or (ii) the average weekly trading volume in the Common Stock during the four (4) calendar weeks preceding such sale. Sales under Rule 144 of the Securities Act of 1933 are also subject to certain requirements relating to the manner and notice of sale and the availability of current public information about Ideal. In general under Rule 144(k) of the Securities Act of 1933, as currently in effect, a Shareholder, who is not an affiliate of Ideal, and who has beneficially owned such shares for at least two (2) years, may sell all of such Shareholder's shares without the volume limitations of Rule 144 of the Securities Act of 1933 described above.

  No predictions can be made with respect to the effect, if any, that public sales of Common Stock or the availability of shares for sale will have on the market price of the Common Stock after this registration statement becomes effective. Sales of substantial amounts of Common Stock in the public market following, or the perception that such sales may occur, could adversely affect the market price of the Common Stock or the ability of Ideal to raise capital through sales of its equity securities. (See "Risk Factors" beginning on page 6.)

  Performance Escrow Agreement. Joseph O'Connor, Ayaz Somani, Naseem Somani, and Karim Suleman, all Directors or family of Directors of Ideal, placed the following shares in escrow with the law firm McLeod Dixon LLP as Escrow Agents under an Escrow Agreement with Ideal. The shares held in escrow are as follows:

Joseph O'Connor	4,749,481	Common Shares
Ayaz Somani	1,520,800	Exchangeable Shares
Naseem Somani	760,400	Exchangeable Shares
Karim Suleman	2,031,250	Exchangeable Shares

  The shares represent 59.5% of the outstanding voting shares of Ideal and will only be released from escrow based on the following performance of Ideal:

  A prorated 25% of each of the parties' shares will be released at each of the following performance levels of Ideal:

  $ 25,000,000 in consolidated gross annual revenue
  $ 50,000,000 in consolidated gross annual revenue
  $ 75,000,000 in consolidated gross annual revenue
  $100,000,000 in consolidated gross annual revenue

  These releases are further conditional on Ideal being profitable on a pre-tax basis in the fiscal year end in which the gross annual revenue was reached or surpassed.

  Voting Rights. Each Common Share of Ideal and each Exchangeable Share of Ideal Accents Holdings Inc. entitles the holder to one (1) vote, either in person or by proxy, at meetings of shareholders in Ideal. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of Common Stock and Exchangeable Shares, holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of Common Stock and Exchangeable Shares entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action of Shareholders, except as otherwise provided by law.

  Dividend Policy. All Common Stock and Exchangeable Shares are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available. These dividends may be paid in cash, property or additional Common Stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Therefore, there can be no assurance that any dividends will be paid in the future.

  Miscellaneous Rights and Provisions. Holders of Exchangeable Shares have conversion rights to convert to Common Stock at any time and in the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, will be redeemed for an equal number of shares of Common Stock enabling them to proportionally share in assets availability for distribution after satisfaction of all liabilities and payments of the applicable liquidation preferences.

  Transfer Agent and Registrar. The Transfer Agent and Registrar for the Common Stock is Olde Monmouth Transfer Co., Inc., Atlantic Highlands, New Jersey.

  INTEREST OF EXPERTS AND COUNSEL

  Our Financial Statements for the period from inception of our predecessor to December 31, 2001 have been included in this prospectus in reliance upon Rotenberg & Company, LLP., independent Certified Public Accountants, as experts in accounting and auditing.

  INDEMNIFICATION OF DIRECTORS

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

  ORGANIZATION OF COMPANY IN LAST FIVE YEARS

  Ideal was incorporated in the State of Florida on January 21, 1999 as Interact Technologies Inc. and on February 17, 1999 changed its name to Fairhaven Technologies, Inc. On April 16, 1999 the corporation issued 17,950,000 shares of Common Stock. The company was incorporated to conduct medical research and with the intent of filing a registration statement under the Securities Act of 1933 as amended. This plan was not completed and the Company remained inactive until on December 10, 2001 when Ideal incorporated Ideal Accents (Nova Scotia) Company, a Nova Scotia, Canada corporation and on December 11, 2001 incorporated Ideal Accents Holdings Inc. an Ontario, Canada corporation. On December 13, 2001 Ideal completed a US Share Exchange Agreement between Ideal, Ideal Accents, Inc. (Ferndale), Ideal Accents, Inc. (Ann Arbor), Ideal Accents, Inc. (Taylor), and T.O.E., Inc., all Michigan corporations. Ideal Accents, Inc. (Ferndale) the Michigan corporation has a wholly owned subsidiary, JTM, Inc., also a Michigan corporation. In this US Share Exchange Agreement Ideal acquired all of the outstanding shares of each of the four (4) Michigan companies. In a separate but simultaneous transaction on December 13, 2001 Ideal completed a Share Exchange Agreement (Canadian Share Exchange Agreement) between Ideal, Ideal Accents (Nova Scotia) Company, Ideal Accents Holdings Inc., AutoFun Canada Inc., an Ontario, Canada corporation and Somani Holdings Inc. an Ontario, Canada corporation. In this Canadian Share Exchange Agreement Ideal and its subsidiaries acquired all of the outstanding shares of AutoFun Canada Inc. and Somani Holdings Inc.

  Prior to the acquisition of the four (4) Michigan companies and the two (2) Ontario companies, the shareholders and directors of Ideal approved a roll back of the 17,950,000 outstanding shares of Common Stock based on four (4) old shares for one (1) new share leaving 4,487,755 shares of Common Stock outstanding after adjustment for fractional shares.

  Ideal issued 5,480,500 Common Stock and its subsidiary Ideal Accents Holdings Inc. issued 5,250,958 Exchangeable Shares (see "Exchangeable Shares" page 20) on December 13, 2001 to acquire all of the outstanding shares of the six (6) companies and on the same date the original officer and director, Paul Hines, resigned and was replaced by Joseph O'Connor, CEO and Chairman of the Board of Directors, Ayaz Somani, President and Director, and Karim Suleman, Executive Vice President, Secretary, Treasurer, and Director. All three (3) of the new officers and directors were major shareholders of the six (6) companies acquired in the Share Exchanges.

  OUR BUSINESS

  Ideal's officers and directors have successfully operated auto accessory shops dating back to 1981. Our plan is to consolidate a portion of the North American automotive aftermarket accessorization industry, that services customers at the vehicle dealer level, into a continent-wide network of installation shops owned and operated by a single company and marketed under a single brand. Automotive aftermarket accessories generally break down into three (3) product categories: styling accessories, vehicle electronics and performance enhancement. Our research shows that the installation of these accessories in North America today is carried out by 1,600 - 2,000 mainly small and independent owner-operated installation shops. According to the Specialty Equipment Market Association, the principal source of North American automotive aftermarket data, the current annual North American retail accessories aftermarket is US$ 23.2 Billion and has been growing 7.5% annually. Ideal plans to consolidate as much of the industry as possible by acquiring existing facilities through cash and share purchases. Owners will have the option of remaining as managers, provided they pass certain management screening tests, or exiting the business with equity.

  Currently, Ideal has Five (5) wholly owned subsidiaries operating accessory installation shops, consolidated revenues were $8,364,917 and consolidated net income was $318,530 for the year ended December 31, 2001. Ideals operating accessory installation shops are located as follows:

Company	Location
Ideal Accents, Inc. (Ferndale) and JTM, Inc.	Detroit, Michigan, USA
Ideal Accents, Inc. (Ann Arbor)	Detroit, Michigan, USA
Ideal Accents, Inc. (Taylor)	Detroit, Michigan, USA
T.O.E., Inc.	Detroit, Michigan, USA
Somani Holdings Inc.	Toronto, Ontario, Canada

  Facilitating Ideal's future acquisitions is the membership of Ideal's Chairman & CEO, Mr. Joseph O'Connor, and Ideal's President, Mr. Ayaz Somani, in Group 15. Group 15 is an existing trade organization of the owner/operators of the largest automotive accessorizers in 15 major markets in North America and functions as a major industry network center. The mission of Group 15 is to enable members to share ideas, insights, knowledge and financial information with the aim of continually improving member company performance along a series of operational and financial benchmarks. Group 15 is commonly the first stop for new industry suppliers and a useful information source for many installation shop principals.

  The successful integration of newly acquired facilities into a consolidated network will depend on good shop management, advanced network information systems and strong operational quality/efficiency templates. A branding strategy, created and developed by brand specialists, will identify Ideal and its services to both automotive industry insiders and consumers.

  While modest attempts to consolidate the automotive aftermarket accessories industry have been made on a regional basis, Ideal's venture will be the first attempt to consolidate the industry across North America.

  The Business.  The automotive accessories aftermarket consists of three (3) supplier tiers:

1.	Tier One Suppliers consist of manufacturer/suppliers of accessories to Original Equipment Manufacturers ("OEMs")
2.	Tier Two Suppliers consist of manufacturer/suppliers of components to Tier One Suppliers
3.

  Tier Three Suppliers consist of distributor/installers of Tier One parts on aftermarket vehicles. Ideal is presently authorized by many of the main Tier One Suppliers to install their products on aftermarket vehicles.

  A typical accessory transaction cycle runs as follows:

1.	At the point of sale, a new vehicle dealer will offer a choice of accessory options to a vehicle purchaser.
2.	The purchaser will make a selection and order an accessory.
3.	The vehicle is sent to an installation shop, the selected accessory is installed, and the vehicle is brought back to the dealership.
4.	The purchaser pays the dealer and takes delivery of the vehicle with the installed accessory.

  Products.  Automotive parts and automotive accessories are distinct product categories. Automotive parts are designed, made, sold, and installed for vehicle repairs and maintenance.  Automotive accessories are designed, made, sold, and installed for vehicle improvement and enhancement.  Ideal's business is in the latter category.

  Automotive accessories enhance a vehicle either stylistically or functionally. Stylistic enhancements serve the needs of differentiation and personalization. Functional enhancements serve, among other needs, the needs of security, safety, convenience, comfort, communication, connectivity, productivity, performance, and infotainment.

  Ideal presently offers the following product categories:

  automotive styling accessories:
   sunroofs, leather seats, wood dashboards, wheels, wings, etc.

  vehicle electronics:
   vehicle tracking systems, keyless entry, remote starters, GPS navigation systems, Auto PCs, TVs, VCPs, DVDs, CD Changers, stereos, etc.

  performance enhancement:
   modified exhausts, ground effects, etc.

  Ideal will accessorize all vehicle makes, models and body types. The body types include coupes, convertibles, hatchbacks, sedans, wagons, pickups, vans and SUVs (sport utility vehicles).

  Industry Structure. Our research shows that in North America there is roughly one (1) automotive aftermarket accessories shop for every 180,000 to 225,000 people. Based on this correlation, with roughly 360 million people in North America, there are approximately 1,600-2,000 installation shops. This calculation is further substantiated by research published by the Specialty Equipment Market Association ("SEMA"), the main source of North American automotive aftermarket data, and by Merrill Lynch.  According to SEMA, in 1999, the large automotive retail chains (e.g., Auto Zone, Pep Boys, etc.) were responsible for 13.8% of the manufacturer level sales for the automotive aftermarket, and the specialty product/installation outlets (e.g., Ideal) were responsible for 16.8%.  (Manufacturer level sales are sales of products priced at manufacturer prices).  Also, according to Merrill Lynch, the chains and the independent auto parts retailers have been undergoing a consolidation.  In 1998, there were 10 major auto parts companies operating 5,839 stores.  As of 1999, the number of major auto parts companies had decreased to 8, while the number of stores had increased to 6,950.  The extrapolation made from these numbers reveals that if it takes 6,950 retail stores to distribute 13.8% of the manufacturer level sales in the automotive aftermarket, it would not be unreasonable to assume that it takes 1,600 - 2,000 specialty product/installation outlets to distribute/install 16.8% of these manufacturer sales in this same aftermarket.

  Competition.  Large auto parts retailers such as Pep Boys and Auto Zone in the US and Canadian Tire in Canada, though public and well funded, are not a competitive threat to Ideal's efforts, because their business is selling automotive parts at the retail level, not installing automotive accessories at the dealer level.  While it would be theoretically possible for these retailers to move into the accessorization business, it would not be practical for them.  Vehicle accessorization in its essential categories requires highly specialized installation expertise, and there is only a limited pool of such expertise available.

  One potential competitor is Classic Soft Trim ("CST") - a private company. CST has been an aftermarket manufacturer of auto interior leather products since 1969. Over the years, to lessen its reliance on independent distributors/installers, CST began setting up company-owned distribution/installation centers. Today, the CST network comprises 38 company-owned outlets and even more independent CST authorized distributor/installers. Recently, to diversify its product selection at its company-owned centers, CST has started offering accessorization services in complimentary styling products such as wood dashes, sunroofs, spoilers and CD changers. Ideal and CST have radically different strategic objectives. The strategic objective behind CST's network creation is the distribution of its manufactured leather products. Ideal's strategic objective, on the other hand, is the consolidation of the aftermarket industry into a branded continent-wide network of installation shops that offer its services across all of the major product categories.

  Market Size.  In 1990, sales of automotive aftermarket products at the manufacturer level were US$ 4.35 billion.  In 1999, these sales at the manufacturer level had reached US$ 8.17 billion.  That is an average annual growth of nearly 7.5%.  The manufacturer level sales of US$ 8.17 billion in 1999 translated into retail level sales of US$ 23.2 billion.  (Retail level sales are sales of products at retail prices.)  According to SEMA, 74% of the manufacturer level sales can be traced to 14 product categories.  Ideal's product offering is in four (4) of the leading categories.  These four (4) leading SEMA categories, the corresponding Ideal categories and the items they include are:

SEMA Product Categories	Ideal product Categories	Specific Items
Appearance/Body Accessory Products	Stylistic Accessories	bumpers, grill guards, spoilers, headliners, bedliners, ground effects, sunroofs, tonneau covers, dashboard covers, seat covers, fender flares, running boards, etc.
Custom Wheels	Stylistic Accessories	(self-explanatory)
Electrical Products	Vehicle Electronics	on-board computers, cruise/speed control, power door locks, security systems, remote keyless entry, audio systems, mobile entertainment systems, etc.
Carburetor & Fuel System Products	Performance Enhancement	performance carburetors, supercharger systems, fuel injection systems, fuel pumps, turbocharger systems, etc.

  Products in the above categories find their way to the end-user through many different outlets. The percentage and dollar amounts in manufacturer and retail prices that can potentially reach end-users through specialty-product/installation outlets ("Installation Shops") like Ideal are as follows:

SEMA Product Category	Total Sales in Manufacturer Price	% Sales through Installation Shops	$ Sales through Installation Shops in Manufacturer Price	$ Sales through Installation Shops in Retail Price*
1. Appearance/Body Accessory Products	2.13 B	40.5%	.862 B	1.724 B
2. Custom Wheels	.97 B	49.9%	.484 B	.968 B
3. Electrical Products	.50 B	28.5%	.143 B	.286 B
4. Carburetor & Fuel System Products	.15 B	30.2 B	.045 B	.090 B
Total $ Sales through Installation Shops in Retail Price in the four (4) SEMA product categories that Ideal offers				3.06 B

  Note: B = US$ billion

  * = $ Sales in Retail Price = ($ Sales in Manufacturer Price) X 100%

  Some of the factors driving market growth in the automotive aftermarket are:
  - continued growth in the number of vehicles on the road
  - continued increase in the number of miles being driven per year
  - continued increase in the amount of time spent in vehicles
  - new automotive accessory technologies and products
  - greater safety and security concern
  - dramatic increase in sales of sport utility vehicles (SUVs) and light trucks, the most likely vehicles to be accessorized

  Acquisition Plan. The acquisition selection criteria are:

Criteria	Explanation
Markets Serviced	To build a North America wide service, key accessory installation shops in geographically strategic locations will be targeted.
Revenue Size	To ensure that Ideal inherits a sufficient local management layer, facilities with annual revenues of US$ 2 million or more will be Ideal's preferred targets.
Management Capability	The incumbent management will have to demonstrate that they can manage the facility by ISO standards and Industry Best Practices.
Installation Capability	The shop must have installation expertise in at least two (2) of the three (3) product categories Ideal carries. In the future, as Ideal expands its product categories, it will consider acquiring facilities that have expertise in these new categories.
Business Reputation	A healthy reputation among the local dealer community will be critical.
Financial Performance	Key financial ratios will be applied to assess the overall health of the facility.
Revenue growth potential	The facility must have revenue growth potential after Ideal's operational and marketing expertise has been applied.

  A significant factor that aids Ideal in its effort to acquire facilities is the limited exit strategy faced by most of the owner-operators. Because automotive accessorization is a specialized and skill-intensive business, few outside the industry can extract value from the business the way the incumbent owner-operators can. With few buyers, such businesses become extremely difficult to sell. Through its acquisition plan, Ideal offers owner-operators who wish to leave the industry a convenient and practical exit strategy.

  Acquisition Schedule. The following sets out our projected acquisition schedule for the next five (5) years:

	Yr 1	Yr 2	Yr 3	Yr 4	Yr 5

Number of New Acquisitions	6	12	18	32	32
Total Number of Acquisitions	6	18	36	68	100

  Integration Strategy. Ideal's integration strategy will focus on the following areas:

    Shop Management. Ideal's main reason for targeting shops with annual sales in excess of US$ 2 million is to acquire a shop-level layer of management that can be trained in ISO standards, industry best practices and information systems. Such training will be essential for the successful integration of the newly acquired shop into Ideal's network. The quality/efficiency templates designed by Ideal will establish the standards for developing superior management and processes at the shop level. To incentivize shop level management to achieve challenging business benchmarks (revenues and earnings targets, new client accounts, market share, etc.), generous performance based stock options will be offered this management. Furthermore, Ideal will continually seek to improve the caliber of management at the shop level by encouraging and supporting regular management training and education.

    Network Information System. Ideal's corporate electronic information system will be essential to achieving network efficiency and cohesion. Ideal has hired Marketcircle, Inc., a specialty e-solutions company, to design its corporate information system. The aim is to architect an information system that effortlessly intertwines with Ideal's operational procedures. The system will be sufficiently modular and scalable to fully satisfy the growing information needs of an expanding network that plans to have 100 facilities in five (5) years.

    Operational Quality/Efficiency Templates. Ideal's corporate plan is to be ISO certified by December 2002. As each facility is acquired, bringing this new facility up to ISO standards will be a priority. As the ISO standards are implemented within a particular facility, Ideal will apply to have its ISO certification expanded to include the new facility. Somani Holdings Inc. in Toronto has already commenced the ISO certification process for its facility. The expected certification date for the facility is March 2002. Ideal's four (4) operating facilities in Detroit are presently preparing to begin the certification process. One of the aims of these initial certification processes is to standardize all the operational procedures and workflow documentation across the US and Canadian facilities. These standardized procedures and documentation will serve as Ideal's starting operational quality/efficiency templates. Ideal will also template industry best practices for implementation in all its facilities.

  Marketing Strategy. Ideal's marketing strategy will center on having a strong brand identity across the entire network. The brand will ideally promise the following:

  1. Superior product choice
  2. Superior installation quality
  3. Superior turnaround time
  4. Competitive pricing

  Ideal's Integration Strategy (Shop Management, Network Information Systems, Operational Quality/Efficiency Templates) is designed to fulfill the second, third and fourth elements of the brand promise. Fulfilling the first element will be the task of Ideal's corporate level management working in close affiliation with Tier One suppliers.

  Each new facility acquired will initially carry some goodwill in the local market it serves. Identifying the new facility with the Ideal name will be done gradually. At first, the new facility will simply be referred to as "an Ideal Company". After the facility's clientele becomes accustomed to the facility's association with Ideal, steps will be taken to replace the acquired name with the Ideal name. The eventual goal is to have all 100 network facilities operate under the Ideal name. Such name conversion will contribute significantly to Ideal's overall branding effort consisting of the elements of marketing, advertising, promotion, public relations, and corporate image management in both Web space and real space.

  Financial Plan. Both the US and Canadian subsidiaries have conventional lines of credit in place.  Ideal plans to arrange a larger consolidated conventional line of credit under the parent company.  Each of the subsidiaries have successfully operated on their operating profits.

  Ideal intends to seek other equity financing in the future as required.

  Competitive Advantage.  As an industry consolidator, Ideal's competitive advantage lies in its ability to raise capital; its publicly traded shares; its experienced management team; its extensive industry expertise; its established relationships with suppliers; and its long standing relationships with the owner-operators of most prospective acquisition targets.  The tax and financial advantage that Ideal will demonstrate to owner-operators will encourage them to be part of this nationwide opportunity.

  As the consolidation gets underway and Ideal implements its Integration and Marketing Strategies, Ideal's competitive advantage will continue to grow.

  Long Term Growth Strategy. When Ideal attains a reasonable nationwide presence, its greatest potential revenue source will lie in the Original Equipment Aftermarket ("OEAM") space.  Currently, as regards aftermarket services, OEAMs such as GM, Ford and Toyota navigate between two (2) competing considerations. The first consideration is to cut costs; the second is to offer customization.  To cut costs the OEAMs have had to further simplify and standardize production.  To offer customization the OEAMs offer customers a selection of accessory packages at market (i.e., at the dealer level).  These packages are quite limited and do not provide customers the freedom to select only the options they want.  The solution to this dilemma lies in producing standardized vehicles that are mass customizable at market.  Ideal's North America wide network of accessorization shops is designed to offer the OEAMs just this very customization capability at the dealer end.  It is expected that Ideal's ISO certification should help remove impediments there might be for Ideal in servicing the OEAMs.  The revenue possibilities for Ideal in providing such mass customization services to the OEAMs are significant.

  Management. See Directors, Executive Officers, Promoters, Control Persons on page 15.

  Web Addresses.  The Web addresses of the key operations and references mentioned in this prospectus are:

Company	Web Address
Ideal Accents, Inc. (Ferndale) Ideal Accents, Inc. ( Ann Arbor) Ideal Accents, Inc. ( Taylor) T.O.E., Inc.	www.idealaccents.com
Somani Holdings Inc.	www.autosunco.com
Medallion Capital Corp.	www.medallioncap.com
Marketcircle, Inc.	www.marketcircle.com
Classic Soft Trim	www.classicsofttrim.com
Specialty Equipment Market Association (SEMA)	www.sema.org

  General. Management of Ideal has an extensive background in the auto accessory industry.

  Mr. Joseph O'Connor started Ideal Accents, Inc. (Ferndale) in 1980. The initial product line consisted of tape striping and adhesive body side moldings. Since then Mr. O'Connor grew the business through a series of strategic acquisitions. These acquisitions had to satisfy one (1) of two (2) criteria: add a new product line installation capability or solidify market dominance in an existing line. Acquiring US Sunroof, Inc. in 1983 gave Mr. O'Connor a capability in sunroof installations. Acquiring Custom Trim of Michigan, Inc. in 1986 added the capability of "cut and sew" operations for roof treatments. Acquiring T.O.E., Inc. in 1990 gave Mr. O'Connor dominance in the Detroit sunroof aftermarket. During the early and mid 90's, Mr. O'Connor expanded the business by offering services through multiple strategically located branch facilities. Ideal Accents, Inc. (Ann Arbor) was opened in 1993, and Ideal Accents, Inc. (Taylor) was opened in 1996. More recently, Mr. O'Connor has sought to increase business by expanding the Company's product offerings beyond the established sunroof, leather seats and bolt-on categories to include the rapidly emerging mobile electronics category. Today, at close to $10 million in revenues, the four (4) Detroit subsidiaries that Mr. O'Connor built are the leading automotive accessorization service in the Detroit Area.

  Mr. Ayaz Somani started Automotive Sunroof Company (Pickering) ("ASC") in 1992 as an operating entity of Somani Holdings Inc., and has grown its business by focusing on four (4) areas:

    Product Leadership (i.e., being the first to bring new automotive aftermarket products to market)

    Styling Packages (i.e., bundling automotive accessories and marketing these as styling packages)

    Turnaround Time (i.e. picking up, accessorizing and delivering vehicles to a new vehicle dealer on the same day)

    Zone and Port Programs (i.e., implementing accessory installation programs for the OEMs on their vehicles in a designated zone or at a port of entry before the vehicles are delivered to a new vehicle dealer)

  Today, by achieving success in these four (4) areas, Mr. Somani has built ASC into a leading automotive accessorization service in the Toronto Area.

  Messrs. Ayaz Somani and Karim Suleman started AutoFun Canada Inc. ("AutoFun") in 1999. From inception, AutoFun has been a concept company. Ideal's business concept of consolidating the fragmented North American automotive aftermarket into a continent wide network of installation shops owned and operated by Ideal originates from AutoFun. The market research, feasibility study, capital sourcing expertise, acquisition and integration systems development, including network information systems and process systems development that Ideal will employ in implementing its business concept also originates from AutoFun.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATION

  Forward-Looking Statements. The statements contained in this report on Form SB-2 which are not historical facts, including (without limitation) in particular, statements made in this Item, may contain forward-looking statements that are subject to important factors that could cause actual results to differ materially from those in the forward-looking statement, including (without limitation) product demand; the effect of economic conditions; the impact of competitive services, products, pricing; product development; parts supply restraints or difficulties; industry regulation; the continued availability of capital resources and financing and other risks set forth or incorporated herein and in Ideal's Securities and Exchange Commission filings. Ideal does not undertake to update any forward-looking statement that may be made from time to time by or on its behalf.

  Introduction. Ideal sells and installs a wide range of automotive aftermarket accessories primarily to new vehicle dealers in Southeastern Michigan and Toronto, Ontario, Canada. One (1) shareholder had a controlling interest in the following companies:

  Ideal Accents, Inc. (Ferndale)
  Ideal Accents, Inc. (Ann Arbor)
  Ideal Accents, Inc. (Taylor)
  T.O.E., Inc.

  And two (2) other shareholders had controlling interests in the following companies:

  Somani Holdings Inc.
  AutoFun Canada Inc.

  Ideal generates revenue by the sale and installation of the following:

  Power Moonroofs
  Manual & Topsliding Sunroofs
  Carriage Roofs
  Custom Tops
  Leather Seat Covers and Trim
  Spoilers
  Wood Dashes
  Ground Effects
  Truck Accessories
  Mobile Electronics
  Entertainment Systems
  Navigation Systems
  Telematics
  Other Styling and Functional Accessories

  The following discussion and analysis of Ideal's financial condition and results of operations should be read in conjunction with the financial statements appearing in this Form SB-2.

  Results of Operations. The following table sets forth statement of operations data of Ideal expressed as a percentage of sales for the periods indicated:

	Year Ended December 31,
	2001	2000

Sales	100.0%	100.0%
Cost of Goods Sold	73.5%	73.8%
Gross Profit	26.5%	26.2%
Operating Expenses	20.2%	23.3%
Income From Operations	6.3%	2.9%
Depreciation	0.8%	1.1%
Interest Expense	1.3%	1.8%
Income Before Income Taxes	4.2%	0.0%
Provision for Income Taxes	0.4%	0.3%
Net Income	3.8%	(0.3%)

  Year Ended December 31, 2001 Compared with Year Ended December 31, 2000

  Sales. Sales for the year ended December 31, 2001 decreased $563,100 or 6.3% to $8,364,900 from $8,928,000 for the year ended December 31, 2000.

  The decline in sales was primarily due to management's decision to de-emphasize certain products due to declining demand and margins for these products and the events of September 11, 2001.

  Cost of Goods Sold. Material costs for the year ended December 31, 2001 was $3,616,100 or 43.2% of sales compared to 3,854,800 or 43.2% of sales for the year ended December 31, 2000.

  Labor and Overhead. Labor and Overhead costs for the year ended December 31, 2001 was $2,529,900 or 30.3% of sales compared to $2,735,400 or 30.6% of sales for the year ended December 31, 2000.

  Operating Expenses. Operating expenses for the year ended December 31, 2001 decreased $392,400 or 18.8% to $1,692,600 from $2,085,000 for the year ended December 31, 2000.

  The decrease in operating expenses is mainly a result of a decrease in payroll and temporary services in relation to the decrease in sales. In addition, rent has decreased due to the sale/leaseback of the building.

  Interest Expense. Interest expense for the year ended December 31, 2001 decreased $54,300 to $110,400 from $164,700 for the year ended December 31, 2000.

  The decrease in interest expense is due to debt restructuring in 2001 and the decrease in the prime rate from 9.5% at December 31, 2000 to 4.75% at December 31, 2001.

  Provision for Income Taxes. The provision for income taxes increased $2,200 to $28,800 for the year ended December, 2001 from $26,600 for the year ended December 31, 2000.

  Net Income. Net income for the year ended December 31, 2001 increased $352,100 or (1,048)% as compared to the year ended December 31, 2000, due to the factors discussed above.

  Capital Resources and Liquidity

  Year Ended December 31, 2001 Compared with Year Ended December 30, 2000

  Capital Resources. Cash flow from operations was $402,300 and $183,400 for the years ended December 31, 2001 and 2000, respectively. The increase is mainly due to increased net income for the year ended December 31, 2001 and an increase in accounts payable and line of credit. This was offset mainly by an increase in accounts receivable and a decrease to other assets.

  Cash used in investing activities was $107,000 and $85,500 for the years ended December 31, 2001 and 2000, respectively. The cash was used for purchases of property and equipment and intangible assets in the years ended December 31, 2001 and 2000.

  Cash used in financing activities was $345,800 and $34,800 for the years ended December 31, 2001 and 2000, respectively. The increase is due to repayments of debts and notes payable-officers.

  Liquidity. Ideal has an available line of credit with a maximum amount of $100,000 (of which $97,200 was outstanding at December 31, 2001). The line bears interest at a rate of 1% above the prime rate. It is secured by a substantial portion of certain assets of Ideal and the personal guarantee of certain stockholders.

  Ideal had an additional line of credit with a maximum amount of $157,000 (of which $150,900 was outstanding at December 31, 2001). This line bears interest at a rate of 2.5% above the prime rate. It is secured by a substantially all the assets of the Ideal and the personal guarantees of certain stockholders.

  Ideal had an additional line of credit with a maximum amount of $94,000 (of which $25,100 was outstanding at December 31, 2001). This line bears interest at a rate of 2% above the prime rate. It is secured by a substantially all the assets of the Ideal and the personal guarantees of certain stockholders.

  Ideal had an additional line of credit with a maximum amount of $50,000 (of which $44,100 was outstanding at December 31, 2001), which was converted to a term loan in November 2001. This loan bears interest at a rate of 2% above the prime rate. It is secured by a substantial portion of certain assets of Ideal and the personal guarantee of certain stockholders.

  In November 2001, Ideal repaid the note payable under the forbearance agreement with the bank with the proceeds of a loan with another bank.

  Each of Ideal's subsidiaries has sufficient operating profits to meet their financial operating needs plus additional lines of credit are available through the Canadian subsidiaries. (See the following section on Acquisitions of Canadian Companies.)

  Inflation. Ideal does not believe its operations have been materially affected by inflation. Inflation is not expected to have a material future effect in the near term.

  Acquisitions of Canadian Companies. On December 13, 2001, Ideal and Ideal Accents Holdings Inc. acquired 100% of the outstanding shares of Somani Holdings Inc. and AutoFun Canada Inc., both Ontario corporations. The shares of these companies were exchanged for shares of Ideal and Ideal Accents Holdings Inc. Proforma financial statements of Somani Holdings Inc. and AutoFun Canada Inc. have been included in Note J to the financial statements.

  Proforma combined sales for the year ended December 31, 2001 was approximately $9,316,400 compared to $10,072,000 for the year ended December 31, 2000.

  Cost of Goods Sold, after giving proforma effect to the acquisitions was approximately $7,025,400 for the year ended December 31, 2001 or 75.4% of sales compared to $7,433,000 or 73.8% for the year ended December 31, 2000.

  Proforma general and administrative expenses for the year ended December 31, 2001 was approximately $1,911,600 or 20.5% of sales compared to $2,398,200 or 23.8% of sales for the year ended December 31, 2000.

  Net income on a combined proforma basis was approximately $2,800 for the year ended December 31, 2001 compared to a net loss of approximately $(251,300) for the year ended December 31, 2000.

  During the 4th quarter 2001, AutoFun Canada Inc. raised approximately $500,000 U.S.

  Recent Accounting Pronouncements.  During June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 142, "Accounting for Goodwill and Other Intangibles", which specifies that goodwill and some intangible assets will no longer be amortized, but instead will be subject to periodic impairment testing.  This pronouncement is effective for the Company beginning January 1, 2002. The Company is in the process of evaluating the financial statement impact of the adoption of SFAS No. 142. Management does not anticipate that the adoption of SFAS No. 142 will have any material impact on the financial statements but may impact the financial statements for later quarters for the effects of future business acquisitions.

  In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which is effective for the Company on January 1, 2002. This Statement supercedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of", and other related guidance. The Company is in the process of evaluating the financial statement impact of the adoption of SFAS No. 144, but it is not expected to have any material impact on the financial statements.

  Quantitative and Qualitative Disclosures of Market Risk. Ideal is exposed to financial market risk resulting from changes in interest rates. As a policy, Ideal does not engage in speculative or leveraging transactions, nor hold or issue financial instruments for trading purposes.

  The nature and amount of Ideal's short-term and long-term debt can be expected to vary as a result of future business requirements, market conditions and other factors. As of December 31, 2001, all of Ideal's debt was fixed rate except for the lines of credit, which the interest rate varies at 1% to 2.5% above the bank's prime rate. Ideal's long-term debt includes $712,533 of capital lease obligations, and additional term and installment obligations of $247,252. While fluctuations in interest rates may affect the fair value of this debt, interest expense will not be affected due to the fixed interest rate of the notes and capital lease obligations.

  DESCRIPTION OF PROPERTY

  We currently have the following facilities, which we use in the operation of our business. Our executive offices are located in Ferndale, Michigan.

Name	Ideal Accents, Inc. (Ferndale)	T.O.E., Inc.	Ideal Accents, Inc. (Taylor)	Ideal Accents, Inc. (Ann Arbor)	Somani Holdings Inc.
Address	10200 W. Eight Mile Rd. Ferndale, MI 48220	240 Park St. Troy, MI 48084	15423 Oakwood, Romulus, MI 48174	15423 Oakwood, Romulus, MI 48174	595 Middlefield Rd. Units 11 & 12 Scarborough, ON, Canada M1V 3S2
	$7,525/month (net)	$4,000/month (gross)	$2,104/month (gross)	$2,104/month (gross)	$2,881/month (gross)
Possession	15 Year lease purchase	5 Year lease with a 5 Yr option to renew	3 Year lease with a 3 Yr option to renew	Shares the building with Ideal Accents, Inc. (Taylor)	3 Year lease with option to renew
Total sq ft	28,000 sq. ft	8,500 sq. ft	8,000 sq. ft	8,000 sq. ft	6,255 sq. ft
Office Area	10,000 sq. ft	3,500 sq. ft	3,000 sq. ft	3,000 sq. ft	800 sq. ft
Installation Area	18,000 sq. ft	5,000 sq. ft	5,000 sq. ft	5,000 sq. ft	5,455 sq. ft
Installation Bays	20	8	8	8	11
Total Employees	51	19	10	6	11
Equipment & Tools	Air chisel gun, Electric shears, air compressor, assorted hand tools	Air chisel gun, Electric shears, air compressor, assorted hand tools	Air chisel gun, Electric shears, air compressor, assorted hand tools	Air chisel gun, Electric shears, air compressor, assorted hand tools	Air chisel gun, Electric shears, air compressor, assorted hand tools
Condition of Exterior	Good	Good	Good	Good	Good
Condition of Interior	Good	Good	Good	Good	Good
Insurance	Adequate	Adequate	Adequate	Adequate	Adequate

  Ideal has successfully maintained liquidity from its operating profits and relies on its line of credit for volume buying opportunities and receivable financing.

  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Ideal's former Officer and Director Paul Hines has provided certain administrative services to Ideal since its inception to his resignation on December 13, 2001. The new Officers and Directors installed on December 13, 2001 each received a substantial stock position in Ideal as a result of the exchange of their share in the six (6) companies acquired for the shares of Ideal and its subsidiary Ideal Accents Holdings Inc. Joseph O'Connor received 4,749,481 shares of Common Stock, Ayaz Somani received directly and indirectly 2,281,200 Exchangeable Shares and Karim Suleman received 2,031,250 Exchangeable Shares. T.O.E.S. Limited Partnership leases facilities to T.O.E., Inc. and is controlled 42% by Joseph O'Connor, Chairman and CEO of Ideal, 42% by James Erickson, Vice President of T.O.E., Inc., and 16% Thomas Sullivan, Secretary/Treasurer of T.O.E., Inc. T.O.E., Inc. is a wholly owned subsidiary of Ideal.

  SUBSEQUENT EVENT

  On February 20, 2002 Ideal entered into a Non-Binding Letter of Intent to acquire $200,000 of assets from Auto Conversions, Inc. by assuming $200,000 of their liabilities. As part of the same transaction Ideal proposes to acquire a loan payable to Mike Patton, the principal shareholder of Auto Conversions, Inc. of approximately $180,000 for $20,000 and 100,000 shares of Common Stock at closing and two (2) further payments, $15,000 sixty (60) days after closing and $15,000 one hundred and twenty (120) days after closing.

  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

  Market Information. Our Common Stock is not traded on any exchange. We plan to eventually seek listing on the NASDAQ OTC:BB, once our registration statement has become effective, if ever. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our Common Stock will ever be developed. At the date hereof there are no options or warrants to acquire any securities outstanding. Ideal is registering 4,487,755 outstanding shares of Common Stock.

  Penny Stock Considerations. Broker-dealer practices in connection with transactions in penny stocks are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than US$ 5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

  Shareholders. As of the date hereof, there were approximately 599 holders of record of our Common Stock and Exchangeable Shares.

  Dividends. We have not declared any cash dividends on our Common Stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in the expansion of our business. Any decisions as to future payment of dividends will depend on our earnings, financial position, and such other factors, as the Board of Directors deems relevant.

  EXECUTIVE COMPENSATION

  The following summary compensation table sets forth the cash compensation earned for the fiscal years ended December 31, 2001, by Ideal's highest compensated executive officers who were serving as executive officers at the end of 2001 and the compensation proposal to be paid in 2002.

NAME & PRINCIPAL POSITION	YEAR	SALARY	COMMISSION
Joseph P. O'Connor	2002	$150,000
Chairman & CEO	2001	$225,000
	2000	$225,000

Ayaz M. Somani	2002	$125,000
President	2001	$108,000 CDN (1)
	2000	$ 99,800 CDN (1)

Karim Suleman	2002	$125,000
Exec. Vice President, Secretary & Treasurer	2001	$ 84,100 CDN (1)
	2000	$ 72,000 CDN (1)

Thomas Sullivan	2002	$ 66,400	(2)
VP of One (1) Subsidiary	2001	$ 66,400	$19,613
Secretary & Treasurer of One (1) Subsidiary	2000	$ 66,400	$22,936

George Walch	2002	$ 72,000	(2)
Secretary & Treasurer of One (1) Subsidiary	2001	$ 72,000	$18,167
	2000	$ 72,000	$10,860

  Note (1): These amounts are in Canadian dollars. The US equivalents for 2001 are approximately $68,040 and $52,983 respectively, and for 2002 are $62,874 and $45,360 respectively.

  Note (2): It is anticipated their commissions will be approximately the same in 2002 as in 2001.

  As of the date hereof there have been no stock options issued pursuant to the 2001 Stock Option Plan and no warrants or other rights to acquire securities outstanding.

  Changes In Control. There are currently no arrangements, which would result in a change in our control.

  We have entered into no employment agreements with our employees or officers. We have no standard arrangements under which we will compensate our directors for their services provided to us.

  LEGAL MATTERS

  Certain legal matters with respect to the validity of the issuance of the shares of Common Stock offered by this prospectus will be passed upon by Andreas M. Kelly, P.A.

  FINANCIAL STATEMENTS

  IDEAL ACCENTS, INC. AND SUBSIDIARIES
  (A FLORIDA CORPORATION)
  Miami, Florida

CONSOLIDATED FINANCIAL REPORTS
AT
DECEMBER 31, 2001

  IDEAL ACCENTS, INC. AND SUBSIDIARIES
  (A FLORIDA CORPORATION)
  Miami, Florida

  TABLE OF CONTENTS

Independent Auditors' Report	F1
Consolidated Balance Sheets at December 31, 2001 and 2000	F2
Consolidated Statements of Changes in Stockholders' Equity (Deficit) for the Years Ended December 31, 2001 and 2000	F3
Consolidated Statements of Operations for the Years Ended December 31, 2001 and 2000	F4
Consolidated Statements of Cash Flows for the Years Ended December 31, 2001 and 2000	F5
---------------------------------------------
Notes to Consolidated Financial Statements	F6-F17
Independent Auditor's Report on Consolidated Supplementary Information	Fi
Consolidated Supplemental Schedules of Cost of Goods Sold and General and Administrative Expenses for the Years Ended December 31, 2001 and 2000	Fii

  INDEPENDENT AUDITORS' REPORT

  Ideal Accents, Inc. and Subsidiaries
  (A Florida Corporation)
  Miami, Florida

  We have audited the accompanying consolidated balance sheets of Ideal Accents, Inc. and Subsidiaries as of December 31, 2001 and 2000, and the related statements of changes in stockholders' equity (deficit), operations, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ideal Accents, Inc. and subsidiaries as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

  /s/ Rotenberg & Co., LLP

  Rotenberg & Co., LLP
  Rochester, New York
  January 28, 2002

  IDEAL ACCENTS INC. AND SUBSIDIARIES
  (A FLORIDA CORPORATION)
  Miami, Florida

  CONSOLIDATED BALANCE SHEETS

December 31,	2001	2000
ASSETS
Current Assets
Cash and Cash Equivalents	$ 20,483	$ 71,013
Accounts Receivable - Trade	508,488	380,602
Inventory	468,322	386,777
Prepaid Expenses and Other Current Assets	53,853	37,391

Total Current Assets	1,051,146	875,783
Property and Equipment - Net of Accumulated Depreciation	714,177	762,601
Intangible Assets- Net of Accumulated Amortization	87,055	--
Other Assets
Other Assets	277,448	59,369
Total Assets	$ 2,129,826	$ 1,697,753
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Lines of Credit	$ 273,249	$ 92,313
Notes Payable - Current	198,792	190,062
Accounts Payable	975,515	1,027,432
Accrued Liabilities	92,729	13,027
Total Current Liabilities	1,540,285	1,322,834
Notes Payable - Noncurrent	760,993	865,140
Accounts Payable - Noncurrent	250,593	--
Notes Payable - Officers - Noncurrent	146,160	349,179
Total Liabilities	2,698,031	2,537,153
Stockholders' Equity (Deficit)
Common Stock	15,219	9,838
Additional Paid-In Capital	54,243	54,243
Retained Earnings	(636,667)	(902,481)
	(567,205)	(838,400)
Less: Treasury Stock, at Cost	1,000	1,000
Total Stockholders' Equity (Deficit)	(568,205)	(839,400)
Total Liabilities and Stockholders' Equity (Deficit)	$ 2,129,826	$ 1,697,753

  IDEAL ACCENTS INC. AND SUBSIDIARIES
  (A FLORIDA CORPORATION)
  Miami, Florida

  CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

	Number of Shares	Common Stock	Additional Paid-In Capital	Retained Earnings (Deficit)	Treasury Stock	Total Stockholders' Equity

Balance - January 1, 2000, After
Effect of Merger and Stock Split	9,837,755	$ 9,838	$ 54,243	$ (847,922)	$ (1,000)	$ (784,841)

Stockholders' Distribution	--	--	--	(21,000)	--	(21,000)

Net Income (Loss)	--	--	--	(33,559)	--	(33,559)

Balance - December 31, 2000	9,837,755	9,838	54,243	(902,481)	(1,000)	(839,400)

Issuance of Common Stock In Connection with
Acquisition of Canadian Companies	5,381,458	5,381	--	--	--	5,381

Stockholders' Distribution	--	--	--	(52,716)	--	(52,716)

Net Income	--	--	--	318,530	--	318,530

Balance - December 30, 2001	15,219,213	$ 15,219	$ 54,243	$ (636,667)	$ (1,000)	$ (568,205)

  IDEAL ACCENTS INC. AND SUBSIDIARIES
  (A FLORIDA CORPORATION)
  Miami, Florida

  CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31,	2001	2000
Sales	$ 8,364,917	$ 8,928,050

Cost of Goods Sold
Materials	3,616,176	3,854,821
Labor and Overhead	2,529,922	2,735,418

Total Cost of Goods Sold	6,146,098	6,590,239

Gross Profit	2,218,819	2,337,811

Operating Expenses
Advertising and Promotion	46,682	66,454
General and Administrative	1,645,963	2,018,590

Total Operating Expenses	1,692,645	$ 2,085,044

Net Income from Operations Before
Depreciation, Interest and Taxes	526,174	252,767

Depreciation Expense	68,417	95,056

Net Income Before Interest and Taxes	457,757	157,711

Interest Expense	110,395	164,654

Net Income (Loss) Before Taxes	347,362	(6,943)

Provision for Taxes	28,832	26,616

Net Income (Loss)	$ 318,530	$ (33,559)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	10,117,886	9,837,755

Income (Loss) Per Common Share -
Basic and Diluted	$ 0.03	$ (0.00)

  IDEAL ACCENTS INC. AND SUBSIDIARIES
  (A FLORIDA CORPORATION)
  Miami, Florida

  CONSOLIDATED STATEMENTS OF CASH FLOWS

December 31,	2001	2000

Cash Flows from Operating Activities
Net Income (Loss) for the Period	$ 318,530	$ (33,559)

Non-Cash Adjustments:
Depreciation	68,417	95,056

Changes in Assets and Liabilities
Accounts Receivable	(127,886)	174,263
Inventory	(81,545)	16,409
Prepaid Expenses and Other Current Assets	(16,462)	8,448
Other Assets	(218,079)	(2,132)
Line of Credit	180,936	92,313
Accounts Payable	198,676	(157,551)
Accrued Liabilities	79,702	(9,838)

Net Cash Flows from Operating Activities	402,289	183,409

Cash Flows from Investing Activities
Purchase of Property and Equipment	(19,993)	(85,516)
Purchase of Intangible Assets	(87,055)	--

Net Cash Flows from Investing Activities	(107,048)	(85,516)

Cash Flows from Financing Activities
Issuance of Common Stock	5,381	--
Stockholder Distributions	(52,716)	(21,000)
Net Proceeds (Repayment) of Debt	(95,417)	(122,008)
Net Proceeds (Repayment) from Notes Payable - Officers	(203,019)	108,256

Net Cash Flows from Financing Activities	(345,771)	(34,752)

Net (Decrease) Increase in Cash and Cash Equivalents	(50,530)	63,141

Cash and Cash Equivalents - Beginning of Year	71,013	7,872

Cash and Cash Equivalents - End of Year	$ 20,483	$ 71,013

SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR INTEREST AND TAXES

Interest	$ 102,158	$ 145,121
Taxes	$ 18,991	$ 35,885

  IDEAL ACCENTS, INC. AND SUBSIDIARIES
  (A FLORIDA CORPORATION)
  Miami, Florida

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Note A - Share Exchange Agreement and Corporate Reorganization

  Ideal Accents, Inc. (Ideal) was incorporated under the laws of the state of Florida on January 21, 1999 as Interactive Technologies, Inc. On February 17, 1999, the Board of Directors filed a certificate of amendment with the state of Florida changing its name to Fairhaven Technologies, Inc. On December 11, 2001, the name was changed to Ideal Accents, Inc. The Company was formed for the purpose of acquiring an operating company. The Company was initially authorized to issue 50,000,000 shares of common stock having a par value of $.001. Common shares totaling 17,950,000 were issued in exchange for expenses paid by shareholders on behalf of the Company. In December 2001, prior to the merger discussed below, the Company effected a 1 for 4 reverse stock split leaving 4,487,755 common shares outstanding.

  On December 13, 2001, Ideal acquired all of the outstanding shares pursuant to a Share Exchange Agreement and Corporate Reorganization (Merger), of Ideal Accents, Inc. (Ann Arbor) a Michigan corporation, Ideal Accents, Inc. (Taylor) a Michigan corporation, TOE Inc. a Michigan corporation, Ideal Accents, Inc. (Ferndale) has a wholly owned subsidiary, JTM Inc. d/b/a Motor City Sunroof, a Michigan corporation. Ideal had no operating activities prior to the Merger. The Merger has been accounted for as a Recapitalization of the Company. Accordingly, the historical operations of the consolidated Michigan companies are presented in the accompanying financial statements as the historical operations of Ideal for all periods presented.

  In a separate, but simultaneous transaction on December 13, 2001, Ideal acquired 100% of the outstanding shares of Somani Holdings, Inc. and AutoFun Canada, Inc., both Ontario corporations. Somani Holdings, Inc. AKA Automotive Sunroof Co. supplies and installs auto accessories primarily in Toronto, Ontario, Canada. AutoFun Canada, Inc. provides consulting and administrative services to Auto Accessory Business, also concentrating primarily in Toronto Ontario, Canada.

  On December 10, 2001 Ideal incorporated Ideal Accents (Nova Scotia) Company, a Nova Scotia corporation and on December 11, 2001 incorporated Ideal Accents Holding, Inc., an Ontario corporation. These two wholly owned subsidiaries were incorporated to accommodate certain tax considerations related to the acquisition of shares from the Canadian shareholders of the two Canadian companies on December 13, 2001.

  The acquisitions of the Ontario companies have been accounted for under the purchase method of accounting in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 141. Pro forma financial statement disclosures are included in Note J.

  Nature of Operations

  The Company sells and installs automobile sunroofs and customized accessories primarily for automobile dealers in southeastern Michigan and Ontario, Canada.

  Note B - Summary of Significant Accounting Policies

  Consolidated Financial Statements

  The consolidated financial statements include the accounts of Ideal Accents, Inc. and its majority owned subsidiaries. The Companies consolidated in the accompanying financial statements are as follows:

	Company	2001 Revenues
Ideal Accents, Inc. - Ferndale Ideal Accents, Inc. - Ann Arbor Ideal Accents, Inc. - Taylor T.O.E., Inc. Motor City Sunroof Somani Holdings Autofun Canada	$ 4,538,488 789,127 1,003,570 1,927,798 45,387 60,547 --- $8,364,917

  All significant intercompany balances and transactions have been eliminated in the consolidation.

  Method of Accounting

  The Company maintains its books and prepares its financial statements on the accrual basis of accounting. The company records revenue when the services have been rendered and the product has been delivered.

  Concentrations of Credit Risk

  Financial instruments that potentially expose the Company to significant concentrations of credit risk consist principally of bank deposits. Cash is placed primarily in high quality short-term interest bearing financial instruments and may periodically exceed federally insured amounts.

  Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates

  Cash and Cash Equivalents

  Cash and cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

  Bad Debts/Doubtful Accounts

  The company has elected not to establish an allowance for bad debts based on historical experience and management's evaluation that all accounts receivable are collectible.

  Inventory

  Inventory consists of automobile sunroof kits and customizing accessories and is stated at the lower of cost (primarily first-in, first-out) or market.

  Advertising Expenses

  Advertising expenses are charged against operations during the period incurred, except for direct-response advertising costs, which are capitalized and amortized over periods not exceeding one year. Advertising expenses charged against operations were $46,682 and $66,454 for the year ended December 31, 2001 and 2000, respectively. The Company did not incur any direct-response advertising costs during 2001 and 2000.

  Property, Equipment and Depreciation

  Property and equipment are presented at original cost, less accumulated depreciation. Depreciation is computed on various methods at annual rates based upon estimated useful lives as follows:

Vehicles	5 Years
Equipment, Furniture and Fixtures	5 - 10 Years
Leasehold Improvements	5 - 39 Years

  The cost of significant improvements to property and equipment are capitalized. Maintenance and repairs are expensed as incurred. Upon sale or retirement of property and equipment, the cost and related depreciation are eliminated from the accounts and any resulting gain or loss is credited or charged to income.

  Income Taxes

  The Companies had elected to be treated as "S Corporations" for Federal income tax purposes and, as such, income taxes are paid directly by the individual shareholders on their individual income tax returns. The Companies were however subject to state income tax. The Company will be subject to Federal and State income taxes effective with the Plan of Reorganization and Merger on December 13, 2001.

  Impairment of Assets

  In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of," the Company assesses all long-lived assets for impairment at least annually or whenever events or circumstances indicate that the carrying amount may not be recoverable

  Financial Instruments

  The Company's financial instruments consist of cash, long-term investments, and accounts payable. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying value, unless otherwise noted.

  Earnings per Share

  Earnings per share of common stock are computed in accordance with SFAS No, 128, "Earnings per Share". Basic earnings per share are computed by dividing income or loss available to common shareholders by the weighted-average number of common shares outstanding for each period. Diluted earnings per share are calculated by adjusting the weighted average number of shares outstanding assuming conversion of all potentially dilutive stock options, warrants and convertible securities. Diluted earnings per common share is the same as basic earnings per common share for all of the periods presented.

  Recent Accounting Pronouncements

  During June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 142, "Accounting for Goodwill and Other Intangibles", which specifies that goodwill and some intangible assets will no longer be amortized, but instead will be subject to periodic impairment testing. This pronouncement is effective for the Company beginning January 1, 2002. The Company is in the process of evaluating the financial statement impact of the adoption of SFAS No. 142. Management does not anticipate that the adoption of SFAS No. 142 will have any material impact on the financial statements but may impact the financial statements for later quarters for the effects of future business acquisitions.

  In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which is effective for the Company on January 1, 2002. This Statement supercedes FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets to be Disposed Of", and other related guidance. The Company is in the process of evaluating the financial statement impact of the adoption of SFAS No. 144, but it is not expected to have any material impact on the financial statements.

  Quantitative and Qualitative Disclosures of Market Risk

  The Company is exposed to financial market risk resulting from changes in interest rates. As a policy, the Company does not engage in speculative or leveraging transactions, nor hold or issue financial instruments for trading purposes.

  The nature and amount of the Company's short-term and long-term debt can be expected to vary as a result of future business requirements, market conditions and other factors. As of December 31, 2001, all of the Company's debt was fixed rate except for the line of credit, which the interest rate varies at 1% to 2.5% above the bank's prime rate. The Company's long-term debt includes $712,533 of capital lease obligations, and additional term and installment obligations of $247,252. While fluctuations in interest rates may affect the fair value of this debt, interest expense will not be affected due to the fixed interest rate of the notes and capital lease obligations.

  Note C - Property and Equipment

  Property and equipment consisted of the following:

December 31,	2001	2000
Building (See Note E)	$ 715,697	$ 715,697
Land	50,000	50,000
Vehicles	309,051	304,809
Equipment	205,296	165,689
Office Equipment	187,282	162,364
Leasehold Improvements	68,172	21,156
	$ 1,535,498	$ 1,419,715
Less: Accumulated Depreciation	821,321	657,114
Net Property and Equipment	$ 714,177	$ 762,601

  Depreciation expense for the year ended December 31, 2001 and 2000 was $68,417 and $95,056, respectively.

  Note D - Lines of Credit

  T.O.E., Inc. has available a line of credit with a Citizens Bank with a maximum of $100,000. The line of credit bears interest at 1% above the prime rate (5.75% at December 31, 2001). The line of credit is collateralized by a substantial portion of certain assets of the Company and bears the personal guarantees of the stockholders. The amounts outstanding on the line of credit at December 31, 2001 and 2000 were $97,213 and $92,313, respectively.

  Somani Holdings, Inc. has available a line of credit with The Royal Bank of Canada with a maximum of $250,000 CDN (approximately $157,000 U.S. at December 31, 2001). The line of credit bears interest at 2.5% above the prime rate (7.25% at December 31, 2001). The line of credit is collateralized by a substantially all the assets of the Company and bears the personal guarantees of certain stockholders. The amounts outstanding on the line of credit at December 31, 2001 was $150,888 U.S.

  AutoFun Canada, Inc. has available a line of credit with The Royal Bank of Canada with a maximum of $150,000 CDN (approximately $94,000 U.S. at December 31, 2001). The line of credit bears interest at 2% above the prime rate (6.75% at December 31, 2001). The line of credit is collateralized by a substantially all the assets of the Company and bears the personal guaranty of one of the stockholders. The amounts outstanding on the line of credit at December 31, 2001 was $25,148 U.S.

  Note E - Notes Payable

  Notes payable consisted of the following:

December 31,	2001	2000

  Ideal Accents - Taylor had available a line of credit with Charter Bank with a maximum of $50,000. The line of credit bore interest at 2% above the prime rate. The line of credit was collateralized by a substantial portion of certain assets of the Company and bears the personal guarantees of the stockholders. In November 2001, the line of credit was converted to a term loan with the same bank. The term loan is for a 3-year term with interest at 2% above the bank's prime rate (6.75% at December 31, 2001) and monthly principal and interest payments amount to $1,406. The loan is collateralized by a substantial portion of certain assets of the Company and bears the personal guarantees of the stockholders.

	$ 44,090	$ 44,689

  Ideal Accents - Ferndale had a term note payable with Michigan National Bank. The note was for a 3-year term commencing December 1999 with monthly payments of $10,150 including interest at 9.5%. The loan was collateralized by a substantial portion of certain assets and bears the personal guarantees of the stockholders. This loan was repaid with the proceeds of a loan with Citizens Bank in November 2001. The new note bears interest at 7.75% is collateralized by a substantial portion of certain assets and becomes due in May 2002.

	$ 128,000	$ 196,063

Somani Holdings, Inc. has a demand loan payable with The Royal Bank of Canada. The Loan is for a term of 1-year, 8 months commencing November 2001 with monthly payments of $1,310 principal plus interest at 2.5% above the banks prime rate (approximately 7.25% at December 31, 2001). The loan is collateralized by substantially all of the assets of the Company and bears the personal guarantees of certain stockholders.	15,723	--

Somani Holdings, Inc. has a loan with the Business Development Bank. The loan is for a 5-year term commencing June 1997 with monthly payments of $534 principal plus interest at 3.5% above the banks base rate (approximately 8.25% at December 31, 2001). The loan is collateralized by substantially all of the assets of the Company and bears the personal guaranty of certain stockholders.	10,026	--
Various installment loans payable primarily for vehicles with monthly payments aggregating $1,996. The terms of the installment loans range from 3 to 5 years with interest rates ranging from 10% to 18%.	49,413	76,943

Sale/Leaseback arrangement for its operating facility in Ferndale, Michigan. Under the arrangement, the Company sold its land and operating facilities to East Washington partnership and leased them back under a 15-year lease due October 31, 2014, payable in monthly payments of $7,525 including imputed interest at 10.69%. The lease contains an option to purchase the building at anytime beginning in August 2000. The initial purchase price under the option is $835,000 with the price escalating throughout the lease term.	712,533	726,705

Total Notes Payable	$ 959,785	$ 1,044,400

Less: Amount Due Within One Year	198,792	190,062

Amount Due After One Year	$ 760,993	$ 854,338

  Maturities of long term debt for the five years succeeding December 31, 2001 are as follows:

2002	2003	2004	2005	2006
$198,792	$61,719	$ 47,128	$ 27,905	$ 38,293

  Interest expense for the year ended December 31, 2001 and 2000 was $110,395 and $164,654, respectively.

  During the year ended December 31, 2001, the Company negotiated its trade payable due with a significant vendor for payment over 2 years and accordingly, a portion of accounts payable has been classified as long term in the accompanying financial statements.

  Note F - Lease Commitments

  The company leases all of its facilities. The Ferndale location was sold under a sale/leaseback transaction in 1999. The resulting lease has been accounted for as a capital lease. The Troy location is leased from an entity in which owners of Ideal Accents, Inc. also hold an interest. The lease requires monthly rent of $4,000. The Taylor location is leased from an unrelated entity for a 3-year term commencing February 2001, requiring monthly rentals of $4,207. The Toronto location is leased from an unrelated entity for a 3-year term commencing June 2000, requiring monthly rentals of $2,881. Rent expense for the year ended December 31, 2001 and 2000 was $95,795 and $97,400, respectively.

  Note F - Lease Commitments - continued

  The future minimum lease payments are as follows:

2002	2003	2004	2005	2006
$ 132,427	$ 115,779	$ 52,207	$ 48,000	$ 48,000

  Note G - Related Party Transactions

  Notes Payable - Officers

  During 2001 and 2000, the Company received advances and payments from certain of its stockholder. The notes contain no formal repayment terms, however interest amounting to $8,237 and $19,533 at December 31, 2001 and 2000, respectively, has been imputed in the accompanying financial statements.

  Note H - Common Stock

  The capital structure of the Michigan and Canadian Companies prior to the Merger (Recapitalization) with and acquisition by Ideal Accents, Inc. (Florida) on December 13, 2001 was as follows:

Ideal Accents - (Ferndale) and its wholly owned subsidiary JTM, Inc. d/b/a Motor City Sunroofs	- $1 par, 1,000 authorized, 513.6 issued and outstanding.
T.O.E., Inc. - (Troy)	- $.30 par, 66,667 authorized, 46,667 issued and outstanding.
Ideal Accents - (Ann Arbor)	- No par, 50,000 authorized, 1,000 issued and outstanding.
Ideal Accents - (Taylor)	- No par, 10,000 authorized, 798 issued and outstanding.
Somani Holdings, Inc. d/b/a Automotive Sunroof Co.	- $1 par, unlimited authorization, 120 issued and outstanding.
AutoFun Canada, Inc.	- No par, unlimited authorization, 9,131,508 issued and outstanding.

  Ideal issued 5,350,000 shares of its common stock pursuant to the Share Exchange Agreement in exchange for all of the outstanding shares of the Michigan companies. Under the share exchange agreement, Ideal issued 130,500 shares of its common stock and Ideal Accents Holding, Inc. issued 5,250,958 Exchangeable Shares in exchange for all of the outstanding shares of Somani Holdings, Inc. and AutoFun Canada, Inc.

  Note I - Other Matters

  Stock Option Plan

  In December 2001, the company adopted a stock option plan in which officers, directors, and employees, as well as external consultants and advisors may participate. The maximum number of shares available under the plan is 5,000,000. The terms under which the options are granted is determined by the board of directors. No options have been granted as of the date of these financial statements.

  Subsequent Planned Acquisition

  In February 2002, the company entered into a non-binding letter of intent to acquire certain assets and assume certain liabilities of a Michigan corporation engaged in the auto accessory business. The purchase price of the proposed acquisition is $350,000. The purchase price consists of $50,000 in cash, 100,000 shares of common stock valued at $1.00 per share, and the assumption of $200,000 in debt obligations.

  Note J - Proforma Financial Statements

  The Unedited Proforma Consolidated Statement of Operations of the Company for the years ended December 31, 2001 and 2000 (the "Proforma Statements of Operations"), and the Unedited Proforma Consolidated Balance Sheet of the Company as of December 31, 2000 (the "Proforma Balance Sheet" and, together with the Proforma Statements of Operations, the "Proforma Financial Statements"), have been prepared to illustrate the estimated effect of the acquisitions of Somani Holdings, Inc. a/k/a Automotive Sunroof Company and AutoFun Canada. The Proforma Financial Statements do not reflect any anticipated cost savings from the Somani Holdings Acquisition, and there can be no assurance that any such cost savings or synergies will occur. The Proforma Statements of Operations give proforma effect to the Somani Holdings, Inc. and AutoFun Canada Transactions as if they had occurred on January 1, 2000. The Proforma Balance Sheet gives proforma effect to the transactions as if they had occurred on January 1, 2000. The Proforma Financial Statements do not purport to be indicative of the results of operations and financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The proforma adjustments, if any are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable.

  A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying Proforma Financial Statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the proforma amounts included herein. These proforma adjustments represent the Company's preliminary determination of purchase accounting adjustments and are based on available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the Proforma Financial Statements are subject to change, and the final amounts may differ substantially. The net assets and income from continuing operations of the businesses acquired did not equal or exceed 20% of the consolidated assets or consolidated income from continuing operations and accordingly, audited financial statements of the businesses acquired are not presented.

  IDEAL ACCENTS, INC.
  (A FLORIDA CORPORATION)
  Miami, Florida

  PROFORMA CONSOLIDATED BALANCE SHEETS
  (UNAUDITED)

January 1,	2000	Somani Holdings, Inc.	Autofun Canada, Inc.		Proforma Adjustments	Proforma 2000

ASSETS

Current Assets
Cash and Cash Equivalents	$ 71,013	$ 134	$ 94,578		$ --	$ 165,725
Accounts Receivable - Trade	380,602	209,990	20,611		--	611,203
Inventory	386,777	190,234	--		--	577,011
Prepaid Expenses and Other Current Assets	37,391	65,395	30,852		--	133,638

Total Current Assets	875,783	465,753	146,041		--	1,487,577

Property and Equipment - Net of
Accumulated Depreciation	762,601	24,098	--		--	786,699

Intangible Assets - Net of
Accumulated Amortization	--	37,180	--	(A)	252,673	289,853

Other Assets
Other Assets	59,369	--	--		--	59,369

Total Assets	$ 1,697,753	$ 527,031	$ 146,041		$ 252,673	$ 2,623,498

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Line of Credit	$ 92,313	$ 190,017	$ --		$ --	$ 282,330
Notes Payable - Current	190,062	6,811	--		--	196,873
Accounts Payable	1,027,432	263,297	11,539		--	1,302,268
Accrued Liabilities	13,027	909	--		--	13,936

Total Current Liabilities	1,322,834	461,034	11,539		--	1,795,407

Notes Payable - Noncurrent	865,140	13,054	--		--	878,194
Accounts Payable - Noncurrent	--	--	--			--
Notes Payable - Officers - Noncurrent	349,179	143,622	296,496		--	789,297

Total Liabilities	2,537,153	617,710	308,035		--	3,462,898

Stockholders' Equity (Deficit)
Common Stock	9,838	67	67		(134)	9,838
Additional Paid-In Capital	54,243	--	--		--	54,243
Retained Earnings	(902,481)	(90,746)	(162,061)		252,807	(902,481)
	(838,400)	(90,679)	(161,994)		252,673	(838,400)
Treasury Stock, at Cost	(1,000)	--	--		--	(1,000)

Total Stockholders' Equity (Deficit)	(839,400)	(90,679)	(161,994)		252,673	(839,400)

Total Liabilities and Stockholders' Equity (Deficit)	$ 1,697,753	$ 527,031	$ 146,041		$ 252,673	$ 2,623,498

  (A) Ideal Accents, Inc. acquired the assets and assumed the liabilities of the two companies in exchange for 5,250,958 shares of common stock. The purchase price of the companies has been allocated to the identifiable assets and liabilities of the companies (which approximates fair value). The excess has been allocated to the value of Customer Lists acquired in the acquisition.

  IDEAL ACCENTS, INC.
  (A FLORIDA CORPORATION)
  Miami, Florida

  PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the Year Ended December 31,	2001	Somani Holdings, Inc.	Autofun Canada, Inc.		Proforma Adjustments	Proforma 2001

Net Sales	$ 8,364,917	$ 951,441	$ --		$ --	$ 9,316,358

Cost of Goods Sold
Materials	3,616,176	513,652	--		--	4,129,828
Labor and Overhead	2,529,922	255,694	--	(B)	110,000	2,895,616

Total Cost of Goods Sold	6,146,098	769,346	--		110,000	7,025,444

Gross Profit	2,218,819	182,095	--		(110,000)	2,290,914

Operating Expenses
Advertising and Promotion	46,682	5,132	--		--	51,814
General and Administrative	1,645,963	252,963	122,648	(B)	(110,000)	1,911,574

Total Operating Expenses	1,692,645	258,095	122,648		(110,000)	1,963,388

Net Income (Loss) from Operations Before
Depreciation, Interest and Taxes	526,174	(76,000)	(122,648)	(A)	--	327,526

Depreciation Expense	68,417	5,729	336		84,224	158,706

Net Income (Loss) Before Interest and Taxes	457,757	(81,729)	(122,984)		(84,224)	168,820

Interest Expense	110,395	22,737	4,011		--	137,143

Net Income (Loss) Before Taxes	347,362	(104,466)	(126,995)		(84,224)	31,677

Provision for Taxes	28,832	65	--			28,897

Net Income (Loss)	$ 318,530	$ (104,531)	$ (126,995)		$ (84,224)	$ 2,780

  (A) To record amortization expense on the acquisition of customer lists acquired over the period of three years.

  (B) To Eliminate intercompany management fees.

  PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the Year Ended December 31,	2000	Somani Holdings, Inc.	Autofun Canada, Inc.		Proforma Adjustments	Proforma 2000

Net Sales	$ 8,928,050	$ 1,143,912	$ --		$ --	$ 10,071,962

Cost of Goods Sold
Materials	3,854,821	506,720	--		--	4,361,541
Labor and Overhead	2,735,418	335,992	--		--	3,071,410

Total Cost of Goods Sold	6,590,239	842,712	--		--	7,432,951

Gross Profit	2,337,811	301,200	--		--	2,639,011

Operating Expenses
Advertising and Promotion	66,454	11,165	1,462		--	79,081
General and Administrative	2,018,590	278,854	100,803		--	2,398,247

Total Operating Expenses	2,085,044	290,019	102,265		--	2,477,328

Net Income (Loss) from Operations Before
Depreciation, Interest and Taxes	252,767	11,181	$ (102,265)		--	161,683

Depreciation Expense	95,056	10,394	207	(A)	84,224	189,881

Net Income (Loss) Before Interest and Taxes	157,711	787	(102,472)		(84,224)	(28,198)

Interest Expense	164,654	29,537	2,179		--	196,370

Net Income (Loss) Before Taxes	(6,943)	(28,750)	(104,651)		(84,224)	(224,568)

Provision for Taxes	26,616	97	--			26,713

Net Income (Loss)	$ (33,559)	$ (28,847)	$ (104,651)		$ (84,224)	$ (251,281)

  (A) To record amortization expense on the acquisition of customer lists acquired over the period of three years.

  INDEPENDENT AUDITORS' REPORT ON CONSOLIDATED SUPPLEMENTARY INFORMATION

  Ideal Accents, Inc. and Subsidiaries
  (A Florida Corporation)
  Miami, Florida

  Enclosed for your review is a consolidated supplementary schedule prepared in conjunction with the audits of Ideal Accents, Inc.'s financial statements for the year ended December 31, 2001 and 2000. This supplementary information is presented for purposes of additional analysis and is not a required part of the basic financial statements.

  The information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects when considered in conjunction with the basic financial statements taken as a whole.

  /s/ Rotenberg & Co., LLP

  Rotenberg & Co., LLP
  Rochester, New York
  January 28, 2002

  IDEAL ACCENTS, INC. AND SUBSIDIARIES
  (A FLORIDA CORPORATION)
  Miami, Florida

  CONSOLIDATED SUPPLEMENTARY SCHEDULES

For the Years Ended December 31,	2001	2000

Cost of Goods Sold
Materials and Supplies	$ 3,616,176	$ 3,854,821
Delivery Gas and Maintenance	121,538	148,582
Insurance	125,819	120,544
Other Expenses	54,059	64,674
Payroll Taxes	232,670	262,812
Shop Maintenance	71,213	142,314
Temp Services: Leased Employees	1,868,494	1,939,809
Utilities	56,129	56,683

Total Cost of Goods Sold	$ 6,146,098	$ 6,590,239

General and Administrative Expenses
Insurance - General	$ 104,820	$ 82,404
Legal & Accounting	38,970	36,054
Management Fees	--	--
Meals & Entertainment	55,408	54,646
Office Expenses	204,175	167,451
Payroll Services	80,411	77,236
Property Taxes	43,383	29,776
Rent	98,676	97,400
Telephone	100,580	106,233
Temp Services: Leased Employees	919,540	1,367,390

Total General and Administrative Expenses	$ 1,645,963	$ 2,018,590

  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
  ACCOUNTING AND FINANCIAL DISCLOSURE

  The accounting firm of Rotenberg & Company, LLP, Certified Public Accountants and Consultants audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

  The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", "will", "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

  PART 2
  (NOT PART OF THE PROSPECTUS)

  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Our by-laws indemnify each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of Ideal to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorney's fees, arising out of his or her status as a director, officer, agent, employee or representative. The forgoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. Ideal may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not the Corporation would have the legal power to indemnify them directly against such liability.

  Costs, charges, and expenses (including attorney's fees) incurred by a person referred to above in defending a civil or criminal proceeding shall be paid by Ideal in advance of the final disposition thereof upon receipt of any undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by Ideal and upon satisfaction of other conditions required by current or future legislation.

  If this indemnification or any portion of it is invalidated on any ground by a court of competent jurisdiction, Ideal nevertheless indemnifies each person described above to the fullest extent permitted by all potions of this indemnification that have not been invalidated and to the fullest extent permitted by law.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to director, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connect with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM	EXPENSE
SEC Registration Fee	$ 1,332.87
Legal Fees and Expenses*	$30,000.00
Accounting Fees and Expenses*	$25,000.00
Miscellaneous*	$ 500.00
TOTAL*	$56,832.87
*Estimated figure

  RECENT SALE OF UNREGISTERED SECURITIES

  Ideal has been inactive over the past three (3) years until December 2001. On December 11, 2001 the Shareholders approved a rollback of the 17,950,000 shares of Common Stock outstanding of four (4) old for one (1) new, leaving 4,487,755 shares outstanding. On December 13, 2001 Ideal issued 5,480,500 shares of Common Stock and its subsidiary Ideal Accents Holdings Inc. issued 5,250,958 Exchangeable Shares for the acquisition of all of the outstanding shares of Ideal Accents, Inc. (Ferndale), Ideal Accents, Inc. (Ann Arbor), Ideal Accents, Inc. (Taylor), T.O.E., Inc., Somani Holdings Inc., and AutoFun Canada Inc. The Exchangeable Shares have similar rights to the Common Stock and are exchangeable at any time for shares of Common Stock. In completing these transactions we relied upon the Securities Act of 1933 Section 3(a) 9 because the shares we issued in these mergers were issued exclusively to our existing security holders and no commission or other remuneration was paid or given directly or indirectly for soliciting the share exchange. In addition, we relied upon the Exemption from Registration provided in Section 4(2) of the Securities Act of 1933 because the merger transaction did not involve any public offering.

  INDEX OF EXHIBITS
2.1	US Share Exchange Agreement*
2.2	Canadian Share Exchange Agreement*
2.3	Voting and Exchange Agency Agreement*
2.4	Exchangeable Share Support Agreement*
3.1	Articles of Incorporation*
3.2	Amendments to Articles of Incorporation*
3.3	By Laws*
5.1	Opinion re: Legal Matters*
10.1	Bank Credit Line - Ideal Accents, Inc. (Ferndale)**
10.2	Bank Credit Line - T.O.E., Inc.**
10.3	Bank Loan - Ideal Accents, Inc. (Taylor)**
10.4	Bank Credit Line - Somani Holdings Inc.**
10.5	Bank Credit Line - AutoFun Canada Inc.*
10.6	Lease - Ideal Accents, Inc. (Ferndale)*
10.7	Lease - Ideal Accents, Inc. (Taylor)*
10.8	Lease - Somani Holdings Inc.**
21.1	Subsidiaries of Ideal*
23.1	Consent of Auditors
23.2	Consent of Andreas M. Kelly, P.A. (contained in Exhibit 5.1)*
24.1	Power of Attorney (contained in Part 2 of this Registration Statement)*
99.1	2001 Stock Option Plan*
99.2	Escrow Agreement*

  *  previously filed with Form SB-2
  ** to be filed by amendment

  UNDERTAKINGS

  The undersigned Registrant hereby undertakes:

    To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

    a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

    c. Include any additional or changed material information on the plan of distribution.

    That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

    To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ferndale, Michigan on April 29, 2002.

IDEAL ACCENTS, INC.
By: /s/ Karim Suleman Karim Suleman Executive Vice President

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Karim Suleman, as Attorney in Fact Joseph O'Connor	Chairman & CEO	April 29, 2002

/s/ Karim Suleman, as Attorney in Fact Ayaz Somani	President, Director & Principal Financial Officer	April 29, 2002

/s/ Karim Suleman, as Attorney in Fact Karim Suleman	Exec. Vice President, Secretary, Treasurer & Director, Principal Accounting Officer	April 29, 2002